SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                Post-Effective Amendment No. 1 to
                           FORM S-8/A

                REGISTRATION STATEMENT UNDER THE
                     SECURITIES ACT OF 1933

                   MERCHANTS BANCSHARES, INC.


                    (A DELAWARE CORPORATION)
             EMPLOYER IDENTIFICATION NO. 03-0287342


          164 College Street,  Burlington,  VT  05401
                   Telephone:  (802) 658-3400


                   Merchants Bancshares, Inc.
                 Executive Employment Agreements
                    (Full title of the plan)

                        Jennifer L. Varin
                   Merchants Bancshares, Inc.
                        275 Kennedy Drive
                   South Burlington VT  05403
             (Name and address of agent for service)

                         (802) 658-3400
             (Telephone number of agent for service)





                   MERCHANTS BANCSHARES, INC.

                       INDEX TO FORM S-8/A

ITEM                                          PAGE
PART I

Item 1 -  Plan Information.
        Not required to be filed with the Commission
-
        pursuant to Rule 424 (Sec. 230.424).

Item 2 - Registrant Information and Employee Plan
        Annual Information.
-
        Not required to be filed with the Commission pursuant to Rule 424 (Sec. 230.424).

PART II

Item 3 - Incorporation of Documents by Reference 3

Item 4 - Description of Securities               3

Item 5 - Interests of Experts and Named Counsel  3

Item 6 - Indemnification of Directors
                               and Officers     3-4

Item 7 - Exemption from Registration Claimed     4

Item 8 - Exhibits                               4-5

Item 9 - Undertakings                            5

Signatures                                      6-7

ITEM 3:  Incorporation of Documents by Reference:

     The following documents filed by Merchants Bancshares, Inc. (the "Registrant") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's prospectus, dated April 27, 1987, as filed with the SEC on April 27, 1987, pursuant to Rule 424(b) of the Securities Act of 1933, as amended; (2) all reports previously filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995; and (3) the description of the Common Stock contained in the Registrant's Registration Statement on Form S-14, filed with the SEC on September 14, 1983, and under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4:  Description of Securities:
     A description of the Registrant's Common Stock to be offered pursuant to this registration statement is not provided herein because the Registrant's Common Stock is registered under Section
12 of the Exchange Act.


ITEM 5:  Interests of Named Experts and Counsel:
       Neither the Registrant's independent auditors, Arthur Andersen LLP nor any individual employed by or associated with such firm in a professional capacity, was employed by the Registrant in connection with matters described in this registration statement on a contingent basis or has, or is to receive in connection with this offering, a substantial interest, direct or indirect, in the Registrant or was connected with the Registrant as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters), voting trustee, director, officer or employee.


ITEM 6:  Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law empowers a  Delaware  corporation to indemnify its officers and  directors
and   certain  other  persons  to  the  extent  and   under   the
circumstances set forth therein.

      The Restated Certificate of Incorporation of the Registrant and the Amended By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The Registrant intends to maintain insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities law.


ITEM 7:  Exemption from Registration:  Not Applicable


ITEM 8:  Exhibits
      The  following  exhibits  are  part  of  this  Registration
Statement:

     4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit B to Pre-Effective Amendment No. 1 to the Registrant's Definitive Proxy Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

     4.2 Amended By-Laws of the Registrant, (Incorporated by reference to Exhibit C to the Registrant's definitive Proxy
Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

  *5   Opinion and Consent of Bingham, Dana & Gould LLP as to the
legality of the securities              registered.

*23.1      Consent  of Bingham, Dana and Gould  LLP  included  in
Exhibit 5.

*23.2     Consent of Arthur Andersen LLP.

 10.1 Amended Employment Agreement, dated as of October 31, 1994, by and between the Registrant, Merchants Bank and Joseph L.
     Boutin, pursuant to which the options to purchase common stock of the Registrant were granted.

  10.2     Amended Employment Agreement, dated as of January  23,
1995,  by  and  between Merchants          Bank  and  Michael  R.
Tuttle, pursuant to which the options to purchase common stock of the Registrant were granted.

  10.3     Employment Agreement, dated as of December 29, 1995 by
and  between     Merchants Bank           and Thomas  R.  Havers,
pursuant to which the options to purchase common stock of the Registrant were granted.

  10.4 Employment Agreement, dated as of February 1, 1996, by and between Merchants Bank and Thomas S. Leavitt, pursuant to which the options to purchase common stock of the Registrant were granted.

 10.5 Employment Agreement, dated as of December 29. 1995, by and between Merchants Bank and Merchants Trust Company and William R. Heaslip, pursuant to which the options to purchase common stock of the Registrant were granted.

 10.6 Amended and Restated Merchants Bank Pension Plan.

*  Previously filed.


ITEM 9:  Undertakings:
     The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in thisRegistration Statement or any material change to suchinformation in this Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
BONA FIDE offering thereof;

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                   MERCHANTS BANCSHARES, INC.

                           FORM S-8/A

                         MARCH 18, 1997

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the City of South Burlington, State of Vermont, on March18, 1997.



                                   Merchants Bancshares, Inc.


                                   /s/ Joseph L. Boutin
                                   Joseph L. Boutin, President


                                   /s/ Janet P. Spitler
                                   Janet P. Spitler, Treasurer



    Pursuant to the requirements of the Securities Act of 1933, the directors have duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Burlington, State of Vermont, on March 18, 1997.



__________________               /s/ Joseph L. Boutin
Raymond C. Pecor, Jr             Joseph L. Boutin
Chairman of the Board            President and CEO


/s/ Peter A. Bouyea              _________________
Peter A. Bouyea                  Charles A. Davis
Director                         Director


/s/ Jeffrey L. Davis             _________________
Jeffrey L. Davis                 Dudley H. Davis
Director                         Director


/s/ Michael G. Furlong           _________________
Michael G. Furlong               Thomas F. Murphy
Director                         Director


_________________                /s/ Patrick S. Robins
Leo O'Brien, Jr.                 Patrick S. Robins
Director                         Director


/s/ Benjamin F. Schweyer         /s/Robert A. Skiff
Benjamin F. Schweyer             Robert A. Skiff
Director                         Director


/s/ Janet P. Spitler
Janet P. Spitler
Vice President and Treasurer




                         EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION OF DOCUMENTS

  4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit B to Pre-Effective Amendment No. 1 to the Registrant's Definitive Proxy Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987).

  4.2 Amended By-Laws of the Registrant, (Incorporated by reference to Exhibit C to the Registrant's Definitive Proxy
Statement for the Annual Meeting of the Stockholders of the Registrant, filed on April 25, 1987.

*5       Opinion and Consent of Bingham, Dana & Gould LLP  as  to
the legality of the securities being registered.

10.1     Amended  Employment Agreement, dated as of  October  31,
1994, by and between the Registrant, Merchants Bank and Joseph
L. Boutin, pursuant to which the options to purchase common stock of the Registrant were granted.

10.2    Amended Employment Agreement, dated as of January 23,
1995, by and between Merchants Bank and Michael R. Tuttle, pursuant to which the options to purchase common stock of the Registrant were granted.

10.3 Employment Agreement, dated as of December 29, 1995, by and between Merchants Bank and Thomas R. Havers, pursuant to which the options to purchase common stock of the Registrant were granted.

10.4 Employment Agreement, dated as of February 1, 1996, by and between Merchants Bank and Thomas S. Leavitt, pursuant to which the options to purchase common stock of the Registrant were granted.

10.5 Employment Agreement, dated as of December 29, 1995, by and between Merchants Bank and Merchants Trust Company and William
R. Heaslip, pursuant to which the options to purchase common stock of the Registrant were granted.

10.6    Amended and Restated Merchants Bank Pension Plan

*23.1   Consent of Bingham, Dana & Gould, LLP included in Exhibit 5.

23.2   Consent of Arthur Andersen LLP.

  * Previously filed.
EXHIBIT 10.1

                  AMENDED EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 31st day of

October, 1994, by and between THE MERCHANTS BANK, a state

chartered Bank, and MERCHANTS BANCSHARES, INC., a Delaware

corporation, both with principal offices at 123 Church Street,

Burlington, Vermont, (hereinafter collectively referred to as

"CORPORATIONS") and JOSEPH L. BOUTIN, residing at 63 Morrill

Drive, Burlington, Vermont 05401 (hereinafter referred to as

"EMPLOYEE").

                           WITNESSETH

     In consideration of the mutual covenants herein contained,

the parties agree as follows:

     1.   Employment:  The CORPORATIONS hereby employ the

EMPLOYEE, and the EMPLOYEE hereby accepts employment.

     2.   Terms and Renewal:  This Agreement shall be for a term

beginning on October 31, 1994, and terminating on October 31,

1997.

     On the second anniversary of the effective date of this

Agreement, CORPORATIONS shall notify EMPLOYEE if CORPORATIONS do not intend to renew the Agreement for a one-year term following its original term.  In the event that the CORPORATIONS do not notify EMPLOYEE, the Agreement shall renew for a one-year term following its original term.  Similarly, on each anniversary date thereafter the CORPORATIONS shall notify EMPLOYEE if they do not intend to renew the Agreement, and upon a failure to do so the

Agreement shall automatically renew for an additional one-year term following the then applicable term.

     3.   Termination:

          3.1  Discharge:  The CORPORATIONS have the right to

     discharge the EMPLOYEE at any time with or without just

     cause, as herein defined.  If the EMPLOYEE is discharged

     without just cause, the CORPORATIONS agree to pay in one

     lump sum the EMPLOYEE's salary, plus pay or provide as or

     when due all other normal benefits and Accrued Incentive

     Payments as provided herein, for one year from the date of such discharge or the balance of the time remaining under

     the terms of Agreement, whichever is greater.  "Accrued

     Incentive Payments" shall mean  the payment of incentive

     amounts, the precondition of which has occurred or will

     occur at or upon the expiration  of the relevant Fiscal

     Period to which such incentive may be applicable.  The

     EMPLOYEE may elect to receive the payments over a five (5)

     year period, such payments to be in an amount equal to the net present value of the lump sum payment if paid

     immediately.

          "Just cause" shall mean (a)  misconduct connected with

     EMPLOYEE's work, if and as defined in any written policy of the CORPORATIONS covering all of the CORPORATIONS' officers or directors which is now, or subsequently, in effect; or

     (b) the conviction of a felony which precludes EMPLOYEE from performing all or an essential part of his duties of

     employment, provided that, if such conviction is

     subsequently reversed, rescinded or expunged, it shall not constitute just cause for termination.

          3.2  Disability:  In cases of disability, either party

     may elect to terminate the employment, subject to the

     following  conditions: (i) the EMPLOYEE shall receive the

     greater of: (a) the compensation and other normal benefits plus Accrued Incentive Payments which the EMPLOYEE would

     have received had he been terminated without just cause; or

     (b) the benefits payable to, and actually paid to, the

     EMPLOYEE arising out of any disability insurance policy

     covering the EMPLOYEE, and paid for by the CORPORATIONS.  If said policy benefits are paid other than in a lump sum

     payment, the value of the benefits, for purposes of this

     Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a

     disability as defined below.

          "Disability" shall mean mental or physical incapacity

     which shall continue for six (6) months or longer after

     exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the

performance of substantially all of the EMPLOYEE's duties

impossible, as certified in writing by the EMPLOYEE's physician.

The CORPORATIONS, in the event of disagreement, may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such physician is Board Certified in the area of specialty pertinent to the nature and extent of such disability.  In the event of further disagreement, the two physicians shall choose a third physician, qualified as above,

who shall make the determination, which shall be binding upon the parties.

     4.   Resignation by the EMPLOYEE:  The EMPLOYEE shall have

the option of terminating his employment with the CORPORATIONS provided he gives at least 60 days advance written notice to the

CORPORATIONS.  The EMPLOYEE shall not be deemed to have resigned and, instead, shall have been deemed discharged by the

CORPORATIONS, without just cause, if the EMPLOYEE resigns as a result of: (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by,

any director, officer, employee, agent, or independent

contractors of the CORPORATIONS (and the Boards shall not act,

after his recommendation, to terminate the offending party (s) or to cease and desist such offending activity); (ii) acts or

omissions of any director, officer, employee, agent, or

independent contractors of the CORPORATIONS which could

reasonably subject the EMPLOYEE to personal liability from any

Federal, State or local government or agency, or any banking authority, including, but not limited to, the Federal Deposit

Insurance Corporation, the Internal Revenue Service, or the

Securities and Exchange Commission; (iii) fundamental

disagreements over basic corporate philosophies and/or corporate business plans.

     5.   Offices and Duties:  The EMPLOYEE shall be appointed

and/or elected, and shall serve, as the President and Chief

Executive Officer of the CORPORATIONS and as a Director of The

Merchants Bank for the term of his employment hereunder.  The

CORPORATIONS intend and shall use their best efforts to ensure

EMPLOYEE's election as a Director of Merchants Bancshares, Inc.

at the next annual meeting of its shareholders.  Should the

CORPORATIONS decide to alter the titles and/or positions, they must provide the EMPLOYEE with an essentially equivalent or

better position, with equivalent or better salary and benefits.

          The CORPORATIONS will also use their best efforts to

secure the Agreement of as many shareholders, if such are

required, as are necessary to authorize this Agreement and any contemporaneous agreements required to perform the same on the part of the CORPORATIONS and to elect the EMPLOYEE to the Board of Directors of each of the CORPORATIONS.

     6.   Efforts:  The EMPLOYEE shall devote his full-time

efforts and energies to the business and affairs of the

CORPORATIONS and shall use his best efforts, skill and abilities to promote the CORPORATIONS' interests.

     7.   Evaluation:  The EMPLOYEE shall be evaluated annually

by the Boards of the CORPORATIONS and shall receive a written copy of said evaluation.  Nothing herein shall allow the

CORPORATIONS to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order,

memorandum of understanding or requirement shall not be affected by this provision.

     8.   Salary and Increases:  The CORPORATIONS shall pay the

EMPLOYEE for all services rendered an initial salary of

$200,000.00 per annum, commencing October 31, 1994, and payable on a bi-weekly basis.  The annual salary will be reviewed

annually by the Board and may be increased but not decreased at the discretion of the Board.  The CORPORATIONS may also grant the

EMPLOYEE such other compensation, bonuses, benefits, etc., as they may deem proper from time to time; but, subject to

regulatory restrictions, shall not grant the EMPLOYEE less of such other compensation, bonuses, benefits, etc. than the

CORPORATIONS grant to any other officer or director.

     9.   Incentive Payments:  Lump sum incentive payments will

be paid to the EMPLOYEE if the following events occur during the term of this contract:

     a.)  $50,000.00 to be paid when the FDIC and the Federal

     Reserve release the CORPORATIONS from the Memorandum of

     Understanding dated October 29, 1993, and the Written

     Agreement dated February 18, 1994.

     b.)  $50,000.00 to be paid when the CORPORATIONS have

     restored capital and earnings to allow for the payment of

     dividends to their shareholders.

     c.)  $50,000.00 to be paid when the CORPORATIONS have

     earned, on an after tax basis, 1% on assets (ROA) for the

     fiscal year.

     d.)  $50,000.00 to be paid when the CORPORATIONS have

     earned, on an after tax basis, 1.2% on assets (ROA) for the fiscal year.

     10.  Benefits:  The CORPORATIONS shall provide the EMPLOYEE with all fringe benefits (including but not limited to health,

life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the

CORPORATIONS in subordinate positions, but shall provide EMPLOYEE with five (5) weeks per year of vacation.

     11.  Supplemental Pension:  The EMPLOYEE will reach normal retirement under the current pension plan at age 65.  However,

despite actual years of service, assuming he is employed by the

CORPORATIONS for the entire period, he will have accumulated 18 years of service at age 65.  Notwithstanding the foregoing, the

CORPORATIONS will calculate the EMPLOYEE's benefits as if he had accumulated twenty-five (25) years of service under the plan.  If the EMPLOYEE is not employed by the CORPORATIONS until age 65,

then for each year of service, the EMPLOYEE will be credited with

1.4 years of service for the purpose of calculating his

retirement benefits.  This provision shall be applicable only if and so long as the CORPORATIONS shall maintain a pension plan.

          If the CORPORATIONS shall elect to freeze or modify any

existing pension plan and shall enhance or modify any

contributory pension plan qualified under 401(K) of the Internal

Revenue Code, EMPLOYEE shall participate in such replacement or modified plan.

     12.  Stock Options:  Subject to applicable regulatory

restrictions, the CORPORATIONS agree to grant to the EMPLOYEE the option, but not the obligation, to purchase up to 20,000 shares of the common stock of Merchants Bancshares, Inc. at the purchase price of $11.00 per share.  This option is exercisable at any time after two (2) years from the original commencement date of this Agreement and until seven (7) years from the original

commencement date of this Agreement (whether or not the EMPLOYEE is still an employee of or under contract with the CORPORATIONS).

          If the EMPLOYEE is terminated without just cause or due

to his disability, or in the event that any transaction occurs which results in a change of control of either of the

CORPORATIONS from that existing on the date of this Agreement,

the EMPLOYEE may exercise this option immediately upon the

occurrence of any such event or at any other time permitted in the preceding sub-paragraph.  In the event that there is a split of the stock of Merchants Bancshares, Inc., EMPLOYEE's stock options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc., on the date such action is taken.  In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the option granted hereby has been fully exercised, then the number of shares subject to the option granted herein shall be increased so that the total number of shares purchased and purchasable under this option as increased will bear the same relationship to the fully-diluted capitalization of Merchants

Bancshares, Inc. immediately after giving effect to completion of the public offering as the original number of shares purchasable under the option (20,000) does to the fully-diluted

capitalization of Merchants Bancshares, Inc. at the effective date hereof.  The purchase price for additional shares covered by the option as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public

offering.

          If the CORPORATIONS are unable to deliver the shares

upon which the EMPLOYEE seeks to exercise his options, for any reason, then the CORPORATIONS shall pay to the EMPLOYEE, on the date of exercise, the difference between $11.00 per share and the trading price of Merchants Bancshares, Inc.'s shares on that day,

as traded on the exchange on which said shares are listed.

          In the event that the EMPLOYEE shall become deceased

during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

     13.  Expenses:  The EMPLOYEE shall be reimbursed for

documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

     14.  Indemnification:  The CORPORATIONS agree that, within the limits set forth in the Vermont Business Corporations Law and

Delaware General Corporation Law, as applicable, they shall hold the EMPLOYEE harmless for any actions taken by the EMPLOYEE in what he reasonably believes to be in the CORPORATIONS' interests or for his omission to so act or for his negligence in connection with such employment This indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions.  The EMPLOYEE shall have the sole right to defend himself against any and all such demands,

claims or actions, using counsel of his choosing.  The indemnity herein provided shall also include, but in no way be limited to,

claims of liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

          Notwithstanding the foregoing and except to the extent

insurance provides such indemnity, the CORPORATIONS shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATIONS (i.e. corporate 941 taxes,

interest and penalties, assessed against the EMPLOYEE through a

100% assessment by the IRS); (ii) any claims arising out of,

based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally

entitled; or (iii) any claim arising out of, based upon or

attributable to the committing of any criminal or deliberately fraudulent act.  Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the

CORPORATIONS' expense, an opinion of counsel that he is legally entitled to receive it.

          This Paragraph 13 shall not limit any immunity or

indemnity provided EMPLOYEE by law or by the Articles of

Association or Bylaws of the CORPORATIONS.

     15.  Binding Effect:  This Agreement shall inure to the

benefit of and be binding upon the EMPLOYEE, his legal

representatives, heirs, and distributee(s), and upon the

CORPORATIONS, their successors and assigns, and also any

subsidiary or affiliated corporation.

     16.  No Waiver:  The waiver of any term or condition of this

Agreement shall not be deemed to constitute the waiver of any other term or condition.

     17.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address as shown above (or at any new address as he shall advise the CORPORATIONS of in

writing) and mailed by certified return receipt with postage fully paid.  All notices to the CORPORATIONS shall be given to the presiding officer of their Boards of Directors.

     18.  Controlling Law and Attorneys' Fees:  Notwithstanding

the actual place of execution, or the States of incorporation of the CORPORATIONS, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the

jurisdiction of the Courts of the State of Vermont.

          In the event of a breach of this Agreement, the non-

breaching party shall be entitled to recover its costs and

attorneys' fees from the breaching party.

     19.  Prior Agreement Superseded:  This Amended Employment

Agreement replaces and supersedes in its entirety that certain

Employment Agreement, effective as of the same date, previously executed by the parties hereto.

     NOTWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS

AGREEMENT IT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS

REGULATORY AUTHORITIES HAVING JURISDICTION HAVE CONSENTED TO THE

APPOINTMENT AND ELECTION OF EMPLOYEE AS PRESIDENT AND CHIEF

EXECUTIVE OFFICER AND DIRECTOR OF THE CORPORATIONS.

     IN WITNESS WHEREOF, the CORPORATIONS have caused this

Agreement to be executed by directors or officers thereunto duly authorized, and the EMPLOYEE has hereunto set his hand and seal,

all as of the day and year first above written.



     IN PRESENCE OF:                    CORPORATIONS


                                   THE MERCHANTS BANK



                                  BY: /s/ Jack DuBrul II



                                   MERCHANTS BANCSHARES, INC.


                                  BY: /s/ Jack DuBrul II




                                   EMPLOYEE


                                   /s/Joseph L. Boutin

                                   JOSEPH L. BOUTIN

EXHIBIT 10.2

                  AMENDED EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 23rd day of

January, 1995, by and between THE MERCHANTS BANK, a state

chartered Bank with its principal office at 123 Church Street,

Burlington, Vermont, (hereinafter referred to as "CORPORATION")

and MICHAEL R. TUTTLE, residing at 17 Wealthy Avenue, South

Burlington, Vermont 05403 (hereinafter referred to as

"EMPLOYEE").

                           WITNESSETH

     In consideration of the mutual covenants herein contained,

the parties agree as follows:

     1.   Employment:  The CORPORATION hereby employs the

EMPLOYEE, and the EMPLOYEE hereby accepts employment.

     2.   Terms and Renewal:  This Agreement shall be for an

initial term beginning on January 30, 1995, and terminating on

October 31, 1997 (the "Initial Term").

     On October 31, 1996, the CORPORATION shall notify the

EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following the Initial Term.  In the event that the CORPORATION does not so notify the EMPLOYEE,

the Agreement shall renew for a one-year term following the

Initial Term.  Similarly, on each successive October 31 of a then applicable Term, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the

Agreement.  In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year Term following the then applicable Term.

     3.   Termination:

          3.1  Discharge:  The CORPORATION has the right to

     discharge the EMPLOYEE at any time with or without just

     cause, as herein defined.  If the EMPLOYEE is discharged

     without just cause, the CORPORATION agrees to pay in one

     lump sum upon discharge the EMPLOYEE's salary, and the

     CORPORATION agrees to pay or provide as or when due all

     other normal benefits and Accrued Incentive Payments,

     including the Accrued Incentive Payments provided for in

     Section 9 of this Agreement, for one year from the date of such discharge or for the balance of the time remaining

     under the Term of this Agreement, whichever is greater.

     "Accrued Incentive Payments" shall mean the payment of

     incentive amounts, the precondition of which has occurred or will occur at or upon the expiration of the relevant Fiscal

     Period to which such incentive may be applicable.  The

     EMPLOYEE may elect to receive the payments over a five (5)

     year period, and if he does so, the net present value of

     such payments shall be equal to the lump sum payment if paid immediately.

          "Just cause" shall mean (a) misconduct connected with

     EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the

     conviction of a felony which precludes EMPLOYEE from

     performing all or an essential part of his duties of

     employment, provided that, if such conviction is

     subsequently reversed, rescinded or expunged, EMPLOYEE's

     termination will be treated as if made without just cause.

          3.2  Disability:  In cases of disability, either party

     may elect to terminate the employment, subject to the

     following conditions:  (i) the EMPLOYEE shall receive the

     greater of:  (a) the salary and other normal benefits plus

     Accrued Incentive Payments which the EMPLOYEE would have

     received had he been terminated without just cause; or (b)

     the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the

     EMPLOYEE, and paid for by the CORPORATION.  If said policy benefits are paid other than in a lump sum payment, the

     value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

          "Disability" shall mean mental or physical incapacity

     which shall continue for six (6) months or longer after

     exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the

     performance of substantially all of the EMPLOYEE's duties

     impossible, as certified in writing by the EMPLOYEE's

     physician.  The CORPORATION, in the event of disagreement,

     may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such

     physician is Board Certified in the area of specialty

     pertinent to the nature and extent of such disability.  In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

     4.   Resignation by the EMPLOYEE:  The EMPLOYEE shall have

the option of terminating his employment with the CORPORATION provided he gives at least 60 days advance written notice to the

CORPORATION.  The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the

CORPORATION, without just cause, if the EMPLOYEE resigns as a result of:  (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by,

any director, officer, employee, agent, or independent

contractors of the CORPORATION (and the Board shall not act,

after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or

omissions of any director, officer, employee, agent, or

independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal,

State or local government or agency, or any banking authority,

including, but not limited to, the Federal Deposit Insurance

Corporation, the Internal Revenue Service, or the Securities and

Exchange Commission; (iii) fundamental disagreements over basic corporate philosophies and/or corporate business plans; (iv) the

CORPORATION having reduced the EMPLOYEE's salary, incentive

payments or other benefits provided for herein or having reduced his title or position from those specified herein; or (v) Joseph

L. Boutin having been discharged by the Corporation without just cause from his employment as President and Chief Executive

Officer of the CORPORATION.

     5.   Offices and Duties:  The EMPLOYEE shall be appointed,

and shall serve, as the Executive Vice President of the

CORPORATION.  Should the CORPORATION decide to alter his title and/or position, it must provide the EMPLOYEE with an essentially equivalent or better position, with equivalent or better salary and benefits.

     6.   Efforts:  The EMPLOYEE shall devote his full-time

efforts and energies to the business and affairs of the

CORPORATION and shall use his best efforts, skill and abilities to promote the CORPORATION's interests.

     7.   Evaluation:  The EMPLOYEE shall be evaluated in writing

annually by the President of the CORPORATION and shall receive a copy of said evaluation.  Nothing herein shall allow the

CORPORATION to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order,

memorandum of understanding or requirement shall not be affected by this provision.

     8.   Salary and Increases:  The CORPORATION shall pay the

EMPLOYEE for all services rendered to the CORPORATION an initial salary of $120,000.00 per annum, commencing January 30, 1995, and payable on a weekly basis.  The salary will be reviewed annually by the President and may be increased but not decreased at the discretion of the President.  The CORPORATION may also grant the

EMPLOYEE such other compensation, bonuses, benefits, etc., as it may deem proper from time to time, but subject to regulatory restrictions shall not grant the EMPLOYEE less of such other compensation, bonuses, benefits, etc. than the CORPORATION grants to any other officer.

     9.   Incentive Payments:  Lump sum incentive payments will

be paid to the EMPLOYEE if the following events occur during the

Initial Term of this Agreement:

     a)   $25,000.00 to be paid when the FDIC and the Federal

          Reserve release the CORPORATION and Merchants

          Bancshares, Inc. from the Memorandum of Understanding,

          dated October 29, 1993, and the Written Agreement,

          dated February 18, 1994.

     b)   $25,000.00 to be paid when Merchants Bancshares, Inc.

          has restored its capital and its earnings to allow for

          the payment of dividends to its shareholders.

     c)   $25,000.00 to be paid when the CORPORATION has earned,

          on an after tax basis, 1% on assets (ROA) for the

          fiscal year.

     10.  Benefits:  The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health,

life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the

CORPORATION in subordinate positions, but shall provide EMPLOYEE with five (5) weeks per year of vacation.

     11.  Stock Options:  Subject to applicable regulatory

restrictions, the CORPORATION agrees to cause to be granted to the EMPLOYEE the option, but not the obligation to, purchase up to 10,000 shares of the common stock of Merchants Bancshares,

Inc. at the purchase price of $10.00 per share.  This option is exercisable at any time after two (2) years from the original commencement date of this Agreement and until seven (7) years from the original commencement date of this Agreement (whether or not the EMPLOYEE is still an employee of or under contract with the CORPORATION).

          If the EMPLOYEE is terminated without just cause or due

to his disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or

Merchants Bancshares, Inc. from that existing on the date of this

Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph.  In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock

options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc. on the date such action is taken.  In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the option granted hereby has been fully exercised, then the number of shares subject to the option granted herein shall be increased so that the total number of shares purchased and purchasable under this option as increased will bear the same relationship to the fully-diluted capitalization of the

Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under the option (10,000) does to the fully-diluted

capitalization of the Corporation at the effective date hereof.

The purchase price for additional shares covered by the option as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

          If the CORPORATION is unable to cause to be delivered

the shares upon which the EMPLOYEE seeks to exercise his options,

for any reason, then the CORPORATION shall pay to the EMPLOYEE,

on the date of exercise, the difference between $10.00 per share and the trading price of Merchants Bancshares, Inc.'s shares on that day, as traded on the exchange on which said shares are listed.

          In the event that the EMPLOYEE shall become deceased

during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

     12.  Expenses:  The EMPLOYEE shall be reimbursed for

documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

     13.  Indemnification:  The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the

EMPLOYEE or omissions to act, which, in either case, he

reasonably believes to be in the CORPORATION's interests, or for his negligence in connection with such employment.  This

indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions.  The EMPLOYEE shall have the sole right to defend

himself against any and all such demands, claims or actions,

using counsel of his choosing.  The indemnity herein provided shall also include, but in no way be limited to, claims of

liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

          Notwithstanding the foregoing and except to the extent

insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION (i.e.  941 Withholding taxes,

interest and penalties, assessed against the EMPLOYEE through a

100% assessment by the IRS); (ii) any claims arising out of,

based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally

entitled; or (iii) any claim arising out of, based upon or

attributable to the committing of any criminal or deliberately fraudulent act.  Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the

CORPORATION's expense, an opinion of counsel that he is legally entitled to receive it.

          This Paragraph 13 shall not limit any immunity or

indemnity provided EMPLOYEE by law or by the Articles of

Association or Bylaws of the CORPORATION.

     14.  Binding Effect:  This Agreement shall inure to the

benefit of and be binding upon the EMPLOYEE, his legal

representatives, heirs, and distributee(s), and upon the

CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

     15.  No Waiver:  The waiver of any term or condition of this

Agreement shall not be deemed to constitute the waiver of any other term or condition.

     16.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address shown above (or at any new address of which he shall advise the CORPORATION in writing)

and mailed by certified return receipt with postage fully paid.

All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

     17.  Controlling Law and Attorneys' Fees:  Notwithstanding

the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the

jurisdiction of the Courts of the State of Vermont.

          In the event of a breach of this Agreement, the non-

breaching party shall be entitled to recover its costs and

attorneys' fees from the breaching party.

     18.  Corporate Authority.  The Board of Directors of the

CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the

CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

     19.  Compliance with Law.  Any and all provisions of this

Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not

comply shall be modified to comply with the applicable law or regulation.

     20.  Prior Agreement Superseded.  This Amended Employment

Agreement replaces and supersedes in its entirety that certain

Employment Agreement, effective as of the same date, previously executed by the parties hereto.

     IN WITNESS WHEREOF, the CORPORATION has caused this

Agreement to be executed by its officer thereunto duly

authorized, and the EMPLOYEE has hereunto set his hand and seal,

all as of the day and year first above written.

     IN PRESENCE OF:               CORPORATION:


                                   THE MERCHANTS BANK


     /s/ Jennifer L. Varin        BY:/s/ Joseph L. Boutin


                                   EMPLOYEE:

     /s/ Jennifer L. Varin         /s/ Michael R. Tuttle

                                   MICHAEL R. TUTTLE

EXHIBIT 10.3

                      EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 29 day of

December, 1995, by and between THE MERCHANTS BANK, a state

chartered Bank with its principal office at 123 Church Street,

Burlington, Vermont, (hereinafter referred to as "CORPORATION")

and THOMAS R. HAVERS, residing at 144 Laurel Hill Drive, South

Burlington, Vermont 05403 (hereinafter referred to as

"EMPLOYEE").

                           WITNESSETH

     In consideration of the mutual covenants herein contained,

the parties agree as follows:

     1.   Employment:  The CORPORATION hereby employs the

EMPLOYEE, and the EMPLOYEE hereby accepts employment.

     2.   Terms and Renewal:  This Agreement shall be for an

initial term beginning on December 29, 1995, and terminating on

October 31, 1997.

     On October 31, 1996, the CORPORATION shall notify the

EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following the Initial Term.  In the event that the CORPORATION does not so notify the EMPLOYEE,

the Agreement shall renew for a one-year term following the

Initial Term.  Similarly, on each successive October 31 of a then applicable Term, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the

Agreement.  In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year Term following the then applicable Term.

     3.   Termination:

          3.1  Discharge:  The CORPORATION has the right to

     discharge the EMPLOYEE at any time with or without just

     cause, as herein defined.  If the EMPLOYEE is discharged

     without just cause, the CORPORATION agrees to pay in one

     lump sum upon discharge the EMPLOYEE's salary for one year.

          "Just cause" shall mean (a) misconduct connected with

     EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the

     conviction of a felony which precludes EMPLOYEE from

     performing all or an essential part of his duties of

     employment, provided that, if such conviction is

     subsequently reversed, rescinded or expunged, EMPLOYEE's

     termination will be treated as if made without just cause.

          3.2  Disability:  In cases of disability, either party

     may elect to terminate the employment, subject to the

     following conditions:  (i) the EMPLOYEE shall receive the

     greater of:  (a) the salary and other normal benefits plus

     Accrued Incentive Payments which the EMPLOYEE would have

     received had he been terminated without just cause; or (b)

     the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the

     EMPLOYEE, and paid for by the CORPORATION.  If said policy benefits are paid other than in a lump sum payment, the

     value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

          "Disability" shall mean mental or physical incapacity

     which shall continue for six (6) months or longer after

     exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the

     performance of substantially all of the EMPLOYEE's duties

     impossible, as certified in writing by the EMPLOYEE's

     physician.  The CORPORATION, in the event of disagreement,

     may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such

     physician is Board Certified in the area of specialty

     pertinent to the nature and extent of such disability.  In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

     4.   Resignation by the EMPLOYEE:  The EMPLOYEE shall have

the option of terminating his employment with the CORPORATION provided he gives at least 60 days advance written notice to the

CORPORATION.  The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the

CORPORATION, without just cause, if the EMPLOYEE resigns as a result of:  (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by,

any director, officer, employee, agent, or independent

contractors of the CORPORATION (and the Board shall not act,

after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or

omissions of any director, officer, employee, agent, or

independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal,

State or local government or agency, or any banking authority,

including, but not limited to, the Federal Deposit Insurance

Corporation, the Internal Revenue Service, or the Securities and

Exchange Commission.

     5.   Offices and Duties:  The EMPLOYEE shall be appointed,

and shall serve, as the Senior Vice President of the CORPORATION.

Should the CORPORATION decide to alter his title and/or position,

it must provide the EMPLOYEE with an essentially equivalent or better position, with equivalent or better salary and benefits.

     6.   Efforts:  The EMPLOYEE shall devote his full-time

efforts and energies to the business and affairs of the

CORPORATION and shall use his best efforts, skill and abilities to promote the CORPORATION's interests.

     7.   Evaluation:  The EMPLOYEE shall be evaluated in writing

annually by the President of the CORPORATION and shall receive a copy of said evaluation.  Nothing herein shall allow the

CORPORATION to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order,

memorandum of understanding or requirement shall not be affected by this provision.

     8.   Salary and Increases:  The CORPORATION shall pay the

EMPLOYEE for all services rendered to the CORPORATION an initial salary of $100,000.00 per annum, commencing January 1, 1996, and payable on the first and fifteenth of the month.  The salary will be reviewed annually by the President and may be increased but not decreased at the discretion of the President.  The

CORPORATION may also grant the EMPLOYEE such other compensation,

bonuses, benefits, etc., as it may deem proper from time to time,

but subject to regulatory restrictions shall not grant the

EMPLOYEE less of such other compensation, bonuses, benefits, etc.

than the CORPORATION grants to any other officer.

     9.   Incentive Payments:  The EMPLOYEE shall be entitled to

participate in the EXECUTIVE INCENTIVE PLAN to be presented to the Board of Directors in the first quarter of 1996.  The plan will provide both short and long-term (stock options) incentives to senior executives based on the improved performance of the

CORPORATION.

     In the event the Board does not approve the incentive

program, the EMPLOYEE will receive incentive payments if the following events occur during the first year of this contract:

     a)   $10,000.00 to be paid if the number of full-time

          equivalent employees in the Bank does not exceed two

          hundred and fifty-three.

     b)   $10,000.00 to be paid if the number of full-time

          equivalent employees in the Bank does not exceed two

          hundred and thirty-nine.

     c)   $10,000.00 to be paid if the number of full-time

          equivalent employees in the Bank does not exceed two

          hundred and thirty-two.

     10.  Benefits:  The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health,

life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the

CORPORATION in subordinate positions.

     11.  Stock Options:  Subject to applicable regulatory

restrictions and approval by the Corporation's Board of

Directors, the CORPORATION agrees to cause to be granted to the

EMPLOYEE the option, but not the obligation to, purchase up to

5,000 shares of the common stock of Merchants Bancshares, Inc. at the purchase price of $14 7/8 per share.  This option is

exercisable at any time after two (2) years from the original commencement date of this Agreement and until seven (7) years from the original commencement date of this Agreement (whether or not the EMPLOYEE is still an employee of or under contract with the CORPORATION).

          If the EMPLOYEE is terminated without just cause or due

to his disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or

Merchants Bancshares, Inc. from that existing on the date of this

Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph.  In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock

options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc. on the date such action is taken.  In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the option granted hereby has been fully exercised, then the number of shares subject to the option granted herein shall be increased so that the total number of shares purchased and purchasable under this option as increased will bear the same relationship to the fully-diluted capitalization of the

Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under the option (5,000) does to the fully-diluted capitalization of the Corporation at the effective date hereof.  The purchase price for additional shares covered by the option as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

          If the CORPORATION is unable to cause to be delivered

the shares upon which the EMPLOYEE seeks to exercise his options,

for any reason, then the CORPORATION shall pay to the EMPLOYEE,

on the date of exercise, the difference between $14 7/8 per share and the trading price of Merchants Bancshares, Inc.'s shares on that day, as traded on the exchange on which said shares are listed.

          In the event that the EMPLOYEE shall become deceased

during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

     12.  Expenses:  The EMPLOYEE shall be reimbursed for

documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

     13.  Indemnification:  The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the

EMPLOYEE or omissions to act, which, in either case, he

reasonably believes to be in the CORPORATION's interests, or for his negligence in connection with such employment.  This

indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions.  The EMPLOYEE shall have the sole right to defend

himself against any and all such demands, claims or actions,

using counsel of his choosing.  The indemnity herein provided shall also include, but in no way be limited to, claims of

liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

          Notwithstanding the foregoing and except to the extent

insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION (i.e.  941 Withholding taxes,

interest and penalties, assessed against the EMPLOYEE through a

100% assessment by the IRS); (ii) any claims arising out of,

based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally

entitled; or (iii) any claim arising out of, based upon or

attributable to the committing of any criminal or deliberately fraudulent act.  Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the

CORPORATION's expense, an opinion of counsel that he is legally entitled to receive it.

          This Paragraph 13 shall not limit any immunity or

indemnity provided EMPLOYEE by law or by the Articles of

Association or Bylaws of the CORPORATION.

     14.  Binding Effect:  This Agreement shall inure to the

benefit of and be binding upon the EMPLOYEE, his legal

representatives, heirs, and distributee(s), and upon the

CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

     15.  No Waiver:  The waiver of any term or condition of this

Agreement shall not be deemed to constitute the waiver of any other term or condition.

     16.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address shown above (or at any new address of which he shall advise the CORPORATION in writing)

and mailed by certified return receipt with postage fully paid.

All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

     17.  Controlling Law and Attorneys' Fees:  Notwithstanding

the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the

jurisdiction of the Courts of the State of Vermont.

          In the event of a breach of this Agreement, the non-

breaching party shall be entitled to recover its costs and

attorneys' fees from the breaching party.

     18.  Corporate Authority.  The Board of Directors of the

CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the

CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

     19.  Compliance with Law.  Any and all provisions of this

Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not

comply shall be modified to comply with the applicable law or regulation.

     IN WITNESS WHEREOF, the CORPORATION has caused this

Agreement to be executed by its officer thereunto duly

authorized, and the EMPLOYEE has hereunto set his hand and seal,

all as of the day and year first above written.



     IN PRESENCE OF:               CORPORATION:


                                   THE MERCHANTS BANK


   /s/ Jennifer L. Varin         BY:   /s/ Joseph L. Boutin
                                 NAME: Joseph L. Boutin
                                TITLE: President


                                   EMPLOYEE:


    /s/ Elizabeth L. Havers        /s/ Thomas R. Havers

                                   THOMAS R. HAVERS


EXHIBIT 10.4

                      EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 1ST day of

February, 1996, by and between THE MERCHANTS BANK, a state

chartered Bank with its principal office at 123 Church Street,

Burlington, Vermont, (hereinafter referred to as the "

CORPORATION") and THOMAS S. LEAVITT, residing at 1921 Eastridge

Drive, Billings, Montana 59102 (hereinafter referred to as

"EMPLOYEE").

                           WITNESSETH

     In consideration of the mutual covenants herein contained,

the parties agree as follows:

     1.   Employment:  The CORPORATION hereby employs the

EMPLOYEE, and the EMPLOYEE hereby accepts employment.

     2.   Terms and Renewal:  This Agreement shall be for an

initial term beginning on February 1, 1996, and terminating on

October 31, 1997.

     On October 31, 1996, the CORPORATION shall notify the

EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following the Initial Term.  In the event that the CORPORATION does not so notify the EMPLOYEE,

the Agreement shall renew for a one-year term following the

Initial Term.  Similarly, on each successive October 31 of a then applicable Term, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the

Agreement.  In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year Term following the then applicable Term.

     3.   Termination:

          3.1  Discharge:  The CORPORATION has the right to

     discharge the EMPLOYEE at any time with or without just

     cause, as herein defined.  If the EMPLOYEE is discharged

     without just cause, the CORPORATION agrees to pay in one

     lump sum upon discharge the EMPLOYEE's salary for one year.

          "Just cause" shall mean (a) misconduct connected with

     EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the

     conviction of a felony which precludes EMPLOYEE from

     performing all or an essential part of his duties of

     employment, provided that, if such conviction is

     subsequently reversed, rescinded or expunged, EMPLOYEE's

     termination will be treated as if made without just cause.

          3.2  Disability:  In cases of disability, either party

     may elect to terminate the employment, subject to the

     following conditions:  (i) the EMPLOYEE shall receive the

     greater of:  (a) the salary and other normal benefits plus

     Accrued Incentive Payments which the EMPLOYEE would have

     received had he been terminated without just cause; or (b)

     the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the

     EMPLOYEE, and paid for by the CORPORATION.  If said policy benefits are paid other than in a lump sum payment, the

     value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

          "Disability" shall mean mental or physical incapacity

     which shall continue for six (6) months or longer after

     exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the

     performance of substantially all of the EMPLOYEE's duties

     impossible, as certified in writing by the EMPLOYEE's

     physician.  The CORPORATION, in the event of disagreement,

     may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such

     physician is Board Certified in the area of specialty

     pertinent to the nature and extent of such disability.  In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

     4.   Resignation by the EMPLOYEE:  The EMPLOYEE shall have

the option of terminating his employment with the CORPORATION provided he gives at least 60 days advance written notice to the

CORPORATION.  The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the

CORPORATION, without just cause, if the EMPLOYEE resigns as a result of:  (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by,

any director, officer, employee, agent, or independent

contractors of the CORPORATION (and the Board shall not act,

after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or

omissions of any director, officer, employee, agent, or

independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal,

State or local government or agency, or any banking authority,

including, but not limited to, the Federal Deposit Insurance

Corporation, the Internal Revenue Service, or the Securities and

Exchange Commission.

     5.   Offices and Duties:  The EMPLOYEE shall be appointed,

and shall serve, as the Senior Vice President and Director of

Sales of the MERCHANTS BANK.  Should the CORPORATION decide to alter his title and/or position, it must provide the EMPLOYEE with an essentially equivalent or better position, with

equivalent or better salary and benefits.

     6.   Efforts:  The EMPLOYEE shall devote his full-time

efforts and energies to the business and affairs of the

CORPORATION and shall use his best efforts, skill and abilities to promote the CORPORATION's interests.

     7.   Evaluation:  The EMPLOYEE shall be evaluated in writing

annually by the President of the CORPORATION and shall receive a copy of said evaluation.  Nothing herein shall allow the

CORPORATION to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order,

memorandum of understanding or requirement shall not be affected by this provision.

     8.   Salary and Increases:  The CORPORATION shall pay the

EMPLOYEE for all services rendered to the CORPORATION an initial salary of $100,000.00 per annum, commencing February 1, 1996, and payable on the first and fifteenth of the month.  The salary will be reviewed annually by the President and may be increased but not decreased at the discretion of the President.  The

CORPORATION may also grant the EMPLOYEE such other compensation,

bonuses, benefits, etc., as it may deem proper from time to time,

but subject to regulatory restrictions shall not grant the

EMPLOYEE less of such other compensation, bonuses, benefits, etc.

than the CORPORATION grants to any other officer.

     9.   Incentive Payments:  Incentive Payments based on the

Bank's total "weighted" portfolio will be paid to the EMPLOYEE on a quarterly basis.  The final structure of these payments will be provided to the EMPLOYEE prior to March 1, 1996.  In no event will the potential amount of the incentive payments be less than

$20,000.  The incentives will be based on reasonable goals and objectives for deposit and loan growth as outlined in the Bank's business plans.

     10.  Benefits:  The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health,

life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the

CORPORATION in subordinate positions.

     The Bank agrees to reimburse the EMPLOYEE for reasonable

relocation expenses as follows:

     a)   Broker commission as a result of the sale of his

          primary residence in Billings, Montana.

     b)   Cost of renting a home in the Burlington area through

          July of 1996.

     c)   Moving costs (transportation of household goods).

     d)   Incidental relocation and closing costs associated with

          purchasing a primary residence in Vermont.  Said cost

          shall not exceed $5,000.

     11.  Stock Options:  Subject to applicable regulatory

restrictions and approval by the Corporation's Board of

Directors, the CORPORATION agrees to cause to be granted to the

EMPLOYEE the option, but not the obligation to, purchase up to

10,000 shares of the common stock of Merchants Bancshares, Inc.

at the purchase price of $15 3/8 per share.  This option is

exercisable at any time after two (2) years from the original commencement date of this Agreement and until seven (7) years from the original commencement date of this Agreement (whether or not the EMPLOYEE is still an employee of or under contract with the CORPORATION).

          If the EMPLOYEE is terminated without just cause or due

to his disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or

Merchants Bancshares, Inc. from that existing on the date of this

Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph.  In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock

options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc. on the date such action is taken.  In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the option granted hereby has been fully exercised, then the number of shares subject to the option granted herein shall be increased so that the total number of shares purchased and purchasable under this option as increased will bear the same relationship to the fully-diluted capitalization of the

Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under the option (10,000) does to the fully-diluted

capitalization of the Corporation at the effective date hereof.

The purchase price for additional shares covered by the option as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

          If the CORPORATION is unable to cause to be delivered

the shares upon which the EMPLOYEE seeks to exercise his options,

for any reason, then the CORPORATION shall pay to the EMPLOYEE,

on the date of exercise, the difference between $15 3/8 per share and the trading price of Merchants Bancshares, Inc.'s shares on that day, as traded on the exchange on which said shares are listed.

          In the event that the EMPLOYEE shall become deceased

during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

     12.  Expenses:  The EMPLOYEE shall be reimbursed for

documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

     13.  Indemnification:  The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the

EMPLOYEE or omissions to act, which, in either case, he

reasonably believes to be in the CORPORATION's interests, or for his negligence in connection with such employment.  This

indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions.  The EMPLOYEE shall have the sole right to defend

himself against any and all such demands, claims or actions,

using counsel of his choosing.  The indemnity herein provided shall also include, but in no way be limited to, claims of

liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

          Notwithstanding the foregoing and except to the extent

insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION (i.e.  941 Withholding taxes,

interest and penalties, assessed against the EMPLOYEE through a

100% assessment by the IRS); (ii) any claims arising out of,

based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally

entitled; or (iii) any claim arising out of, based upon or

attributable to the committing of any criminal or deliberately fraudulent act.  Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the

CORPORATION's expense, an opinion of counsel that he is legally entitled to receive it.  This Paragraph 13 shall not limit any immunity or indemnity provided EMPLOYEE by law or by the Articles of Association or Bylaws of the CORPORATION.

     14.  Binding Effect:  This Agreement shall inure to the

benefit of and be binding upon the EMPLOYEE, his legal

representatives, heirs, and distributee(s), and upon the

CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

     15.  No Waiver:  The waiver of any term or condition of this

Agreement shall not be deemed to constitute the waiver of any other term or condition.

     16.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address shown above (or at any new address of which he shall advise the CORPORATION in writing)

and mailed by certified return receipt with postage fully paid.

All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

     17.  Controlling Law and Attorneys' Fees:  Notwithstanding

the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the

jurisdiction of the Courts of the State of Vermont.

          In the event of a breach of this Agreement, the non-

breaching party shall be entitled to recover its costs and

attorneys' fees from the breaching party.

     18.  Corporate Authority.  The Board of Directors of the

CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the

CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

     19.  Compliance with Law.  Any and all provisions of this

Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not

comply shall be modified to comply with the applicable law or regulation.

     IN WITNESS WHEREOF, the CORPORATION has caused this

Agreement to be executed by its officer thereunto duly

authorized, and the EMPLOYEE has hereunto set his hand and seal,

all as of the day and year first above written.


     IN PRESENCE OF:               CORPORATION:


                                   THE MERCHANTS BANK



   /s/ Jennifer L. Varin         BY:  /s/ Joseph L. Boutin
                                 NAME: Joseph L. Boutin
                                TITLE: President


                                   EMPLOYEE:



  /s/ Peggy J. Charland            /s/ Thomas S. Leavitt
                                   THOMAS S. LEAVITT


EXHIBIT 10.5

                      EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made effective as of the 29 day of

December, 1995, by and between THE MERCHANTS BANK, a state

chartered Bank with its principal office at 123 Church Street,

Burlington, Vermont, THE MERCHANTS TRUST COMPANY, a corporation organized and existing under the laws of the State of Vermont with its principal office at 164 College Street (hereinafter collectively referred to as "CORPORATION"), and WILLIAM R.

HEASLIP, residing at 80 Dunder Road, Burlington, Vermont 05401

(hereinafter referred to as "EMPLOYEE").

                           WITNESSETH

     In consideration of the mutual covenants herein contained,

the parties agree as follows:

     1.   Employment:  The CORPORATION hereby employs the

EMPLOYEE, and the EMPLOYEE hereby accepts employment.

     2.   Terms and Renewal:  This Agreement shall be for an

initial term beginning on December 29, 1995, and terminating on

October 31, 1997.

     On October 31, 1996, the CORPORATION shall notify the

EMPLOYEE in writing if the CORPORATION does not intend to renew the Agreement for a one-year term following the Initial Term.  In the event that the CORPORATION does not so notify the EMPLOYEE,

the Agreement shall renew for a one-year term following the

Initial Term.  Similarly, on each successive October 31 of a then applicable Term, the CORPORATION shall notify the EMPLOYEE in writing if the CORPORATION does not intend to renew the

Agreement.  In the event that the CORPORATION does not so notify the EMPLOYEE, the Agreement shall automatically renew for an additional one-year Term following the then applicable Term.

     3.   Termination:

          3.1  Discharge:  The CORPORATION has the right to

     discharge the EMPLOYEE at any time with or without just

     cause, as herein defined.  If the EMPLOYEE is discharged

     without just cause, the CORPORATION agrees to pay in one

     lump sum upon discharge the EMPLOYEE's salary for one year.

          "Just cause" shall mean (a) misconduct connected with

     EMPLOYEE's work, if and as defined in any written policy of the CORPORATION covering all of the CORPORATION's officers which is now, or subsequently, in effect; or (b) the

     conviction of a felony which precludes EMPLOYEE from

     performing all or an essential part of his duties of

     employment, provided that, if such conviction is

     subsequently reversed, rescinded or expunged, EMPLOYEE's

     termination will be treated as if made without just cause.

          3.2  Disability:  In cases of disability, either party

     may elect to terminate the employment, subject to the

     following conditions:  (i) the EMPLOYEE shall receive the

     greater of:  (a) the salary and other normal benefits plus

     Accrued Incentive Payments which the EMPLOYEE would have

     received had he been terminated without just cause; or (b)

     the benefits payable to, and actually paid to, the EMPLOYEE arising out of any disability insurance policy covering the

     EMPLOYEE, and paid for by the CORPORATION.  If said policy benefits are paid other than in a lump sum payment, the

     value of the benefits, for purposes of this Agreement, shall be calculated by using a present value of all payments to be made; and (ii) EMPLOYEE has suffered a disability as defined below.

          "Disability" shall mean mental or physical incapacity

     which shall continue for six (6) months or longer after

     exhaustion of all sick leave benefits, or a permanent mental or physical incapacity, either of which makes the

     performance of substantially all of the EMPLOYEE's duties

     impossible, as certified in writing by the EMPLOYEE's

     physician.  The CORPORATION, in the event of disagreement,

     may seek the opinion of a qualified physician to determine if such disability exists; provided, however, that such

     physician is Board Certified in the area of specialty

     pertinent to the nature and extent of such disability.  In the event of further disagreement, the two physicians shall choose a third physician, qualified as above, who shall make the determination, which shall be binding upon the parties.

     4.   Resignation by the EMPLOYEE:  The EMPLOYEE shall have

the option of terminating his employment with the CORPORATION provided he gives at least 60 days advance written notice to the

CORPORATION.  The EMPLOYEE shall not be deemed to have resigned and, instead, shall be deemed to have been discharged by the

CORPORATION, without just cause, if the EMPLOYEE resigns as a result of:  (i) immoral, unethical or illegal acts or omissions committed by, or which reasonably appear will be committed by,

any director, officer, employee, agent, or independent

contractors of the CORPORATION (and the Board shall not act,

after his recommendation, to terminate the offending party(s) or to cease and desist such offending activity); (ii) acts or

omissions of any director, officer, employee, agent, or

independent contractors of the CORPORATION which could reasonably subject the EMPLOYEE to personal liability from any Federal,

State or local government or agency, or any banking authority,

including, but not limited to, the Federal Deposit Insurance

Corporation, the Internal Revenue Service, or the Securities and

Exchange Commission.

     5.   Offices and Duties:  The EMPLOYEE shall be appointed,

and shall serve, as the President and Chief Executive Officer of

THE MERCHANTS TRUST COMPANY.  Should the CORPORATION decide to alter his title and/or position, it must provide the EMPLOYEE with an essentially equivalent or better position, with

equivalent or better salary and benefits.

     6.   Efforts:  The EMPLOYEE shall devote his full-time

efforts and energies to the business and affairs of the

CORPORATION and shall use his best efforts, skill and abilities to promote the CORPORATION's interests.

     7.   Evaluation:  The EMPLOYEE shall be evaluated in writing

annually by the President of the CORPORATION and shall receive a copy of said evaluation.  Nothing herein shall allow the

CORPORATION to reduce the salary, incentive payments and other benefits provided for herein; nor shall this provision be deemed to allow for the alteration of EMPLOYEE's duties and authority otherwise set forth in this Agreement; provided, however, that the performance of a condition within any regulatory order,

memorandum of understanding or requirement shall not be affected by this provision.

     8.   Salary and Increases:  The CORPORATION shall pay the

EMPLOYEE for all services rendered to the CORPORATION an initial salary of $90,000.00 per annum, commencing December 29, 1995, and payable on first and fifteenth of the month.  The salary will be reviewed annually by the President and CEO of the Bank and may be increased but not decreased at the discretion of the President and CEO of the Bank.  The CORPORATION may also grant the EMPLOYEE such other compensation, bonuses, benefits, etc., as it may deem proper from time to time, but subject to regulatory restrictions shall not grant the EMPLOYEE less of such other compensation,

bonuses, benefits, etc. than the CORPORATION grants to any other officer.

     9.   Incentive Payments:  Lump sum incentive payments will

be paid to the EMPLOYEE if the following events occur during the

Initial Term of this Agreement:

     a)   $10,000.00 to be paid when the FDIC releases The

          Merchants Trust Company from the Memorandum of

          Understanding, dated February 17, 1995.

     b)   $10,000.00 to be paid

          .

     c)   $10,000.00 to be paid

          .

     10.  Benefits:  The CORPORATION shall provide the EMPLOYEE with all fringe benefits (including but not limited to health,

life, disability, workers compensation insurance; vacation and sick pay; pension benefits) offered to other employees of the

CORPORATION in subordinate positions.

     11.  Stock Options:  Subject to applicable regulatory

restrictions and approval by the Corporation's Board of

Directors, the CORPORATION agrees to cause to be granted to the

EMPLOYEE the option, but not the obligation to, purchase up to

5,000 shares of the common stock of Merchants Bancshares, Inc. at the purchase price of $14 7/8 per share.  This option is

exercisable at any time after two (2) years from the original commencement date of this Agreement and until seven (7) years from the original commencement date of this Agreement (whether or not the EMPLOYEE is still an employee of or under contract with the CORPORATION).

          If the EMPLOYEE is terminated without just cause or due

to his disability, or in the event that any transaction occurs which results in a change of control of either the CORPORATION or

Merchants Bancshares, Inc. from that existing on the date of this

Agreement, the EMPLOYEE may exercise this option immediately upon the occurrence of any such event or at any other time permitted in the preceding sub-paragraph.  In the event that there is a split of Merchants Bancshares, Inc. stock, EMPLOYEE's stock

options and option price shall be adjusted accordingly, so as to leave EMPLOYEE in the same relative position as at the time of commencement of this Agreement with regard to the issued and outstanding shares of Merchants Bancshares, Inc. on the date such action is taken.  In the event there is a public offering of the stock of Merchants Bancshares, Inc. other than pursuant to a stock option or an employee stock ownership plan, at any time before the option granted hereby has been fully exercised, then the number of shares subject to the option granted herein shall be increased so that the total number of shares purchased and purchasable under this option as increased will bear the same relationship to the fully-diluted capitalization of the

Corporation immediately after giving effect to completion of the public offering as the original number of shares purchasable under the option (5,000) does to the fully-diluted capitalization of the Corporation at the effective date hereof.  The purchase price for additional shares covered by the option as provided in the preceding sentence shall be the greater of the purchase price provided for herein or the purchase price paid by third parties purchasing stock in the public offering.

          If the CORPORATION is unable to cause to be delivered

the shares upon which the EMPLOYEE seeks to exercise his options,

for any reason, then the CORPORATION shall pay to the EMPLOYEE,

on the date of exercise, the difference between $14 7/8 per share and the trading price of Merchants Bancshares, Inc.'s shares on that day, as traded on the exchange on which said shares are listed.

          In the event that the EMPLOYEE shall become deceased

during the period in which the EMPLOYEE may exercise his stock options, as provided above, then his Estate may exercise said options in the manner provided above; provided, however, that said options are exercised within six (6) months after EMPLOYEE'S demise.

     12.  Expenses:  The EMPLOYEE shall be reimbursed for

documented business expense incurred or paid by the EMPLOYEE in connection with the performance of his duties, in the manner currently required by corporate policy.

     13.  Indemnification:  The CORPORATION agrees that, within the limits set forth in the Vermont Business Corporations Law, it shall hold the EMPLOYEE harmless for any actions taken by the

EMPLOYEE or omissions to act, which, in either case, he

reasonably believes to be in the CORPORATION's interests, or for his negligence in connection with such employment.  This

indemnity shall include the EMPLOYEE's reasonable attorneys' fees and costs incurred in defending any such demands, claims, or actions.  The EMPLOYEE shall have the sole right to defend

himself against any and all such demands, claims or actions,

using counsel of his choosing.  The indemnity herein provided shall also include, but in no way be limited to, claims of

liability arising for or on account of those acts or omissions of others described in Section 4 of this Agreement.

          Notwithstanding the foregoing and except to the extent

insurance provides such indemnity, the CORPORATION shall have no obligation to hold the EMPLOYEE harmless from (i) any liability he may have to any governmental entity with respect to personal taxes, interest or penalties, unless that liability resulted from a liability of the CORPORATION (i.e.  941 Withholding taxes,

interest and penalties, assessed against the EMPLOYEE through a

100% assessment by the IRS); (ii) any claims arising out of,

based upon or attributable to the gaining in fact of any personal profit or advantage to which the EMPLOYEE is not legally

entitled; or (iii) any claim arising out of, based upon or

attributable to the committing of any criminal or deliberately fraudulent act.  Prior to receiving any purported personal profit or advantage, EMPLOYEE is entitled to receive, at the

CORPORATION's expense, an opinion of counsel that he is legally entitled to receive it.

          This Paragraph 13 shall not limit any immunity or

indemnity provided EMPLOYEE by law or by the Articles of

Association or Bylaws of the CORPORATION.

     14.  Binding Effect:  This Agreement shall inure to the

benefit of and be binding upon the EMPLOYEE, his legal

representatives, heirs, and distributee(s), and upon the

CORPORATION, its successors and assigns, and also any subsidiary or affiliate corporation.

     15.  No Waiver:  The waiver of any term or condition of this

Agreement shall not be deemed to constitute the waiver of any other term or condition.

     16.  Notices:  All notices, elections hereunder and similar communication(s) shall be in writing and shall be sufficient if addressed to the EMPLOYEE at his address shown above (or at any new address of which he shall advise the CORPORATION in writing)

and mailed by certified return receipt with postage fully paid.

All notices to the CORPORATION shall be given to the presiding officer of the Board of Directors.

     17.  Controlling Law and Attorneys' Fees:  Notwithstanding

the actual place of execution, or the state of incorporation of the CORPORATION, this Agreement shall be governed by the laws of the State of Vermont and the parties hereto consent to the

jurisdiction of the Courts of the State of Vermont.

          In the event of a breach of this Agreement, the non-

breaching party shall be entitled to recover its costs and

attorneys' fees from the breaching party.

     18.  Corporate Authority.  The Board of Directors of the

CORPORATION has authorized the President of the CORPORATION to negotiate and execute this Agreement on behalf of the

CORPORATION, and upon request of the EMPLOYEE the CORPORATION shall furnish its certificate of the Resolution granting such authority.

     19.  Compliance with Law.  Any and all provisions of this

Agreement shall be consistent and comply with applicable laws or regulations enacted or promulgated both before and after the execution date of this Agreement, and to the extent that any provision is inconsistent or does not comply with applicable laws or regulations, that part which is inconsistent or does not

comply shall be modified to comply with the applicable law or regulation.

     NOTWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS

AGREEMENT IT SHALL NOT BECOME EFFECTIVE UNTIL AND UNLESS

REGULATORY AUTHORITIES HAVING JURISDICTION HAVE CONSENTED TO THE

APPOINTMENT AND ELECTION OF EMPLOYEE AS PRESIDENT AND CHIEF

EXECUTIVE OFFICER OF THE MERCHANTS TRUST COMPANY.

     IN WITNESS WHEREOF, the CORPORATION has caused this

Agreement to be executed by its officer thereunto duly

authorized, and the EMPLOYEE has hereunto set his hand and seal,

all as of the day and year first above written.



     IN PRESENCE OF:               CORPORATION:


                                   THE MERCHANTS BANK



   /s/ Jennifer L. Varin          BY:  /s/ Joseph L. Boutin
                                 NAME: Joseph L. Boutin
                                TITLE: President



                                   THE MERCHANTS TRUST COMPANY



 /s/ Jennifer L. Varin            BY: /s/ Joseph L. Boutin
                                 NAME: Joseph L. Boutin
                                TITLE: Chairman



                                    EMPLOYEE:

 /s/ David Bates                   /s/ William R. Heaslip


                                   WILLIAM R. HEASLIP





    ADDENDUM TO THE EMPLOYMENT CONTRACT OF WILLIAM R. HEASLIP
                     DATED DECEMBER 29, 1995

Article 9. Incentive Payments: Lump sum payments will be paid to the EMPLOYEE if the following events occur during the Initial
Term of this Agreement:

b) $10,000 to be paid if the following revenue objectives are achieved by Merchants Trust
     Co. for the year ending 12-31-96:
     Gross Revenue $1,482,000*
     Net Revenue $173,000*
     *Legal and professional expenses will be capped at $80,000. Any benefit from the Piper Jaffray lawsuit will not be included in the calculation.

c) $10,000 to be paid if the ratio of new revenue to lost revenue from October 1, 1996 to March 31, 1997 is three to one (3/1) with an annualized minimum new revenue target of $62,000.

   IN PRESENCE OF:                 CORPORATION

                                   MERCHANTS BANK


    /s/ Thomas R. Havers        BY:/s/ Joseph L. Boutin
                                NAME:  Joseph L.Boutin
                                TITLE:  President


                                   MERCHANTS TRUST COMPANY
    /s/ Thomas R. Havers         BY:  /s/ Joseph L. Boutin
                                NAME:  Joseph L. Boutin
                                TITLE:  Chairman

                                   EMPLOYEE
    /s/ Thomas R. Havers          /s/ William R. Heaslip



     _________________

EXHIBIT 10.6.1
                        SIXTH AMENDMENT

                           Background

     As of January 1, 1981, the Plan was amended and restated in its entirety to provide for a change in the retirement benefit formula and in certain other Plan provisions. Also, as of December 29, 1980 the Catamount Bank of North Bennington, Vermont was acquired by The Merchants Bank and the Catamount Bank Pension Plan was merged into The Merchants Bank Pension Plan as of January 1, 1981. Participants in the Catamount Bank Pension Plan on December 31, 1980 automatically became participants in The Merchants Bank Pension Plan on January 1, 1981. The Merchants Bank Pension Plan also assumed all liabilities for active, terminated, vested and retired participants in the Catamount Bank Pension Plan as in effect on December 31, 1980 and assets of the Catamount Bank Pension Plan were transferred to The Merchants Bank Pension Plan trust fund.

     The  Plan  was  subsequently amended by  a  First  Amendment thereto, effective as of January 1, 1981, by a Second Amendment thereto, effective variously, by a Third Amendment thereto, effective as of July 6, 1985, by a Fourth Amendment thereto, effective variously and by a Fifth Amendment thereto, effective variously. As of January 1, 1994, or such other date as is specifically provided, the Plan was again amended and restated in its entirety to comply with the Tax Reform Act of 1986 and later legislation up to and including the Revenue Reconciliation Act of 1993.

     It is the intent of the Employer that the Plan shall be established and maintained (1) as a retirement program which is in full compliance with the Employee Retirement Income Security Act of 1974, and (2) as a qualified plan under Section 401(a) of the Internal Revenue Code of 1986 ("Code"), each as amended from time to time.

     Unless otherwise specifically provided, the terms of this amended and restated Plan shall apply only to a Member who retires or terminates employment on or after January 1, 1994, the Effective Date of this amended and restated Plan. The benefits due any former Member shall be governed by the Plan as in effect upon his retirement or termination of employment.

                           ARTICLE I

                          Definitions

     Section 1.1. Definitions. The terms set forth below shall have the following meanings in this Plan:

     "Actuarial Equivalent" means the equality in present value of two different financial events or series of financial events based on the following assumptions:

     (a)  Interest:  7.5%; and

     (b)  Mortality:   Unisex Pension 1984 table  with  mortality
          rates set back 3 years;

provided that in the case of a lump sum payment made pursuant  to
Section 6.6 the interest rate shall be the interest rate used by the Pension Benefit Guaranty Corporation to value immediate or deferred annuities, whichever is applicable, for plans terminating as of the first day of the Plan Year which contains the commencement date.

     "Actuary" means a member of the Society of Actuaries or of the American Academy of Actuaries who is enrolled by the Joint
Board for the Enrollment of Actuaries.

     "Annual Compensation" means the total compensation received by an Employee from the Employer during a Plan Year as reported on Form W-2 for Federal income tax purposes, including specifically base salary, wages and overtime pay, but excluding any committee fees, bonuses and awards and also excluding any Employer contribution under The Merchants Bank Employee Stock Ownership Plan or under any group life insurance or other employee pension benefit plan or employee welfare benefit plan. For purposes of this Section, Annual Compensation shall also include salary reduction contributions made on behalf of an
Employee to a plan maintained under Code Section 125 or 401(k)(2). Annual Compensation shall be limited to a maximum of $200,000, as adjusted by the Secretary of Treasury at the same time and in the same manner as under Code Section 415(d).
Effective January 1, 1994, Annual Compensation shall be limited to an amount necessary to comply with Code Section 401(a)(17).

     "Beneficiary" means any individual or entity entitled to receive benefits upon the death of any person covered by the Plan.

     "Break in Service" means any Plan Year in which an Employee completes less than 501 Hours of Service.

     "Date of Employment" means the first day in which an Employ ee completes an Hour of Service. "Date of Reemployment" means the first day following the last Break in Service in which an Employee completes an Hour of Service.

     "Date of Termination" means the last day on which an Employ ee completes an Hour of Service due to voluntary or involuntary termination of employment.

     "Direct Rollover" means payment by the plan to the eligible retirement plan specified by the distributee.

     "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     "Effective Date" means January 1, 1994, which is the date that this amended and restated Plan generally became effective, except as otherwise herein specifically provided.

     "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

     "Employee" means any person employed by the Employer. Effective January 1, 1987, the term Employee shall include any leased employee as described in Section 414(n) of the Code, provided, however, that no such leased employee shall be thereby eligible to participate in the Plan. The term "leased" employee means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code, (2)
immediate participation, and (3) full and immediate vesting,  and
(ii) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

     "Employer"  or  "Company"  means  The  Merchants  Bank,  The
Merchants Trust Company and any subsidiary, affiliated or related company which adopts the Plan with the consent of The Merchants
Bank.

     "ERISA" means the Employee Retirement Income Security Act of
1974  (P.L. 93-406) and any amendments or revisions which may  be
enacted   thereto  and  regulations  which  may  be   promulgated
thereunder.

     "Final Average Compensation" means the average of a Member's Annual Compensation over the five (5) consecutive Plan Years out of any ten (10) consecutive Plan Years prior to the date of determination of Final Average Compensation which will produce the highest average. If a Member has less than five (5) Plan Years of Annual Compensation, Final Average Compensation shall be his average Annual Compensation over his actual period of service during which Annual Compensation is received.

     "Hour of Service" means:

     (a)  each hour for which an Employee is paid, or entitled to
          payment,  for  the  performance  of  duties   for   the
          Employer;

     (b) each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, provided that (a) no more than 500 Hours of Service will be credited under this sub-paragraph (ii) or under sub-paragraph (iii) below to an Employee on account of any single continuous period during which an Employee performs no duties (whether or not such period occurs in a single Plan Year), and (b) payment shall not be deemed to be made by the Employer if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, disability insurance laws or if such payment is solely in the nature of reimbursement to the Employee for medical or medically related expenses; and

     (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, provided that the same Hours of Service shall not be credited under sub-paragraph (a) or (b) and under this subparagraph (c).

     Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (i) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following computation period.

     Subject to the foregoing, the determination of Hours of Service shall be governed by applicable regulations of the United States Department of Labor. For purposes of Article II and VII hereof, Hours of Service shall be computed as though the term "Employer" includes any corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code); all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code); all members of affiliated service groups (as defined in Section 414(m) of the Code); and any other entity required to be aggregated with the Employer pursuant to regulations under
Section 414(o) of the Code.

     Hours  of  Service shall be credited according to Title  29,
Code   of  Federal  Regulations,  Section  2530.200b-2(c),  which regulation is hereby incorporated into the Plan by reference.

     In the case of Employees for whom hourly records are maintained, Hours of Service shall be ascertained from the records of hours worked or hours for which payment is made or owing in accordance with (a), (b), and (c) above.

     In the case of Employees whose compensation is not determined on the basis of certain amounts of compensation for each hour worked during a given period, Hours of Service shall be determined on the basis of 45 Hours of Service per week if under
(a), (b) or (c) above such Employee would be credited with at least one Hour of Service during the week.

     "Member" means an Employee who is eligible to participate under Article III of the Plan. "Member" shall not include
Retired Member, Terminated Member, or any former Member who has become ineligible for any reason.

     "Plan" means The Merchants Bank Pension Plan as stated herein and as it may be amended from time to time.

     "Plan  Administrator" or "Administrator" means The Merchants
Bank.

     "Plan  Year" means the period beginning each January  1  and ending December 31.
     "Primary Social Security Benefit" means the yearly Primary Insurance Amount for which the Member is eligible at age 65 under the Social Security Act as in effect on his Normal Retirement Date or his Date of Termination, if earlier. If a Member's Date of Termination occurs prior to his Normal Retirement Date, the Social Security Benefit to which such Member will be entitled at age 65 will be based on the assumption that such Member will continue to receive, until age 65, Annual Compensation in the same amount as received in the calendar year immediately preceding the date of determination of his Accrued Benefit. Where past earnings records are not available the Plan Administrator may estimate the Primary Social Security Benefit of a Member using reasonable assumptions applied in a nondiscriminatory manner. This estimated Primary Social Security Benefit shall take into account the Member's Annual Compensation, with any actual earnings history that is not available to be estimated using national average wages as used by the Social Security Administration for indexing wages. However, to the extent that the Member furnishes or causes to be furnished a complete record of past earnings for purposes of calculating his Primary Social Security Benefit, the Plan Administrator shall recalculate his Accrued Benefit and make whatever adjustments are necessary to his Retirement Benefit payments.

     "Retired Member" means a former Member who retired and commenced receiving benefits or who retired and is eligible for immediate benefits in accordance with Sections 4.1, 4.2 or 4.3 of
Article IV or a former Terminated Member who has retired and commenced to receive benefits in accordance with Article VII.

     "Section 401(a)(17) Member" means a Member whose current Accrued Benefit as of a date on or after the first day of the first plan year beginning on or after January 1, 1994, is based on compensation per year beginning prior to the first day of the first plan year beginning on or after January 1, 1994, that exceeded $150,000.

     "Sponsor" means the Employer.

     "Spouse" means the person to whom a Member, Retired Member, or Terminated Member is legally married, provided that if because of either death or divorce they shall not be legally married for at least one year, such person shall not be deemed a spouse.

     "Terminated Member" means a former Member who has terminated
employment  with  the  Employer  prior  to  being  eligible   for
immediate Retirement Benefit payments and has a nonforfeitable right to a benefit in accordance with Article VII.

     "Trust Agreement" means a written Declaration of Trust between the Employer and the Trustee.

     "Trust Fund" means the assets held by the Trustee for the Plan in accordance with a Trust Agreement.

     "Trustee" means the individuals or entity so designated by the Trust Agreement.

     Section 1.2.  Miscellaneous.

     (a) Wherever used herein a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise, and wherever used herein a pronoun in the singular form shall be considered as being in the plural form unless the context clearly indicates otherwise.

     (b) If any term or provision of the Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extend permitted by law.

     (c) The headings in the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

     (d) The Plan shall be governed and construed, enforced and administered in accordance with the laws of the State of Vermont, except as preempted by Federal law.

                           ARTICLE II

                            Service

     For purposes of the Plan, an Employee's Service with the Employer shall be determined in accordance with the following provisions:

     Section   2.1.    Participation  Service.    An   Employee's
Participation   Service  shall  determine  his  eligibility   for
membership in the Plan in accordance with Article III.

     An Employee shall earn a year of Participation Service if he completes one thousand (1,000) Hours of Service in the 12-month period commencing on his Date of Employment. If the Employee fails to earn a year of Participation Service in this initial period, the Employee shall earn a year of Participation Service in the first Plan Year beginning after such Date of Employment in which he completes one thousand (1,000) Hours of Service.

     Section 2.2. Credited Service. An Employee's Credited Service shall be equal to the sum of his Credited Service earned for employment before January 1, 1976, and earned for employment on and after January 1, 1976, and shall determine his right to a nonforfeitable benefit in accordance with Article VII and the amount of his Accrued Benefit in accordance with Article V.

     An Employee's Credited Service before January 1, 1976, shall be determined in accordance with the terms of the Plan as in effect on December 31, 1975, except that (i) Credited Service shall not exclude periods of service prior to the Employee's 25th birthday and (ii) if an Employee was employed by the Catamount Bank on December 31, 1980 his Credited Service prior to January 1, 1976, shall be determined in accordance with the Catamount Bank Pension Plan as in effect on December 31, 1975.

     An Employee's Credited Service after December 31, 1975 shall be equal to the number of Plan Years in which an Employee completes one thousand (1,000) Hours of Service, including employment with the Catamount Bank from January 1, 1976 through December 31, 1980. Prorated Credited Service will be given for any Plan Year after December 31, 1975 in which an Employee's Date of Employment, Date of Termination or Retirement Date occurs, in the ratio not to exceed one (1), in which his Hours of Service in such year bears to one thousand (1,000).

     Section 2.3. Interrupted Credited Service. If an Employee whose Credited Service is interrupted after December 31, 1975 is subsequently reemployed, and he thereafter meets the definition of Employee and earns a year of Credited Service, his prior Credited Service shall be reinstated as of his reemployment date if:

     (a)  he had met the requirements for a benefit under Article
          VII   at  the  time  his  prior  Credited  Service  was
          interrupted; or

     (b) the number of his consecutive One-Year Breaks in Service from the time his prior Credited Service is deemed interrupted to his date of reemployment does not equal or exceed five (5).

     Otherwise, such prior Credited Service shall be forfeited.

     Section 2.4.  Previous Plans and Employers.

     (a)  For   purposes  of  the  calculation  of  Participation
          Service and Credited Service, Hours of Service as an employee of the Sterling Trust Company prior to April
          1, 1985 shall not be counted.

     (b) Employees of the Catamount Bank who became Employees of The Merchants Bank on January 1, 1981 due to the acquisition of the former Bank by the latter Bank shall have their service as employees of the Catamount Bank prior to January 1, 1981 be counted as Credited Service for purposes of the Plan, in accordance with this
          Article II.

     (c)  For  purposes of the calculation of benefit amounts  in
          Article  V,  service as an employee of  Hardwick  Trust
          Company prior to March 1, 1977 shall not be counted.

     (d) An employee of the St. Johnsbury Branch Office of the First National Bank of Vermont who became an Employee of The Merchants Bank on July 6, 1985 as a direct result of the acquisition of the St. Johnsbury Branch Office by The Merchants Bank shall become a Member of The Merchants Bank Pension Plan as of July 6, 1985, if such Employee was a member of the Retirement Plan for Employees of the First National Bank of Vermont on July 5, 1985, or if such Employee would otherwise satisfy the requirements for participation in The Merchants Bank Pension Plan. For such Employees, periods of employment after June 30, 1976 and prior to July 6, 1985 with the First National Bank of Vermont shall be recognized as Participation Service or Credited Service, as the case may be, for all purposes under The Merchants Bank Pension Plan. Furthermore, each such Employee shall be 100% vested in the monthly Accrued Benefit shown for such Employee in Appendix A herein, so that the monthly Accrued Benefit and vested Accrued Benefit of each such employee shall, at any date of determination following July 5, 1985, be not less than the monthly Accrued Benefit shown for such Employee in Appendix A.

                          ARTICLE III

                         Participation

     Section 3.1. Membership. Each Employee who was a Member of the Plan on December 31, 1993 shall be a Member of the Plan
January 1, 1994, the Effective Date of this amendment and restatement of the Plan.

     Section  3.2.   Age  and Service Requirements.   Each  other
Employee will be included in the Plan as a Member on the first day of the month coincident with or next following the date on which he has both:

     (a)  attained the age of 21, and

     (b)  completed one year of Participation Service.

     Section 3.3. Subsequent Rehires. If an Employee who has satisfied the requirements of Sections 3.1 or 3.2 has a Date of Termination and is subsequently rehired by the Employer, he will become a Member of the Plan on the first day of the month coincident with or next following his Date of Reemployment.

     Section 3.4. Catamount Bank Pension Plan. A Member of the Catamount Bank Pension Plan on December 31, 1980 who was receiving retirement benefit payments under such Plan became a Retired Member of the Plan on January 1, 1981. A Member of the Catamount Bank eligible for deferred vested benefits became a Terminated Member of the Plan as of January 1, 1981. In both cases Retirement Benefit payments shall be determined in accordance with the Catamount Bank Pension Plan as in effect on December 31, 1980.

                           ARTICLE IV

                      Benefit Eligibility

     Section  4.1.   Normal Retirement Date.  A  Member's  Normal
Retirement Date shall be the first day of the month coincident with or next following the Member's 65th birthday.

     Section 4.2. Early Retirement Date. A Member may elect to retire on an Early Retirement Date which shall be the first day of any month, as specified by the Member, following both

     (a)  the completion of 10 years of Credited Service, and

     (b)  the Member's 55th birthday;

provided  that  a  Member of The Merchants Bank Pension  Plan  on
December 31, 1980 who became a Member of the Plan on January 1, 1981 may elect to retire on an Early Retirement Date which shall be the first day of any month following his 55th birthday regardless of his Credited Service.

     Section   4.3.   Deferred  Retirement  Date.   The  Deferred
Retirement Date of any Member who is in employment with the Employer beyond his Normal Retirement Date shall be the first day of the month coincident with or next following the Member's Date of Termination.

     Section  4.4.  Eligibility for Pre-Retirement Death Benefit.
A  Pre-Retirement  Death Benefit as provided in  Section  5.8  of
Article V shall be payable to the Spouse of a deceased Member who was either:

     (a)  a   Member  who  was  eligible  to  receive  an   Early
          Retirement Benefit in accordance with Section 4.2, including a Retired Member who had retired on an Early Retirement Date and elected to defer receiving benefit payments in accordance with Section 5.5 of Article V, or

     (b)  any  other  Member  or  Terminated  Member  who  had  a
          nonforfeitable   right  to  his  Accrued   Benefit   in
          accordance with Article VII.

     Subject to Section 4.5, if a Member or Terminated Member who is not eligible for coverage by the Pre-Retirement Death Benefit dies, then no benefit shall be payable upon his death to his surviving Spouse except for any required employee contribution with interest as determined in accordance with Section 7.6 of the Plan.

     Section  4.5.   Eligibility for and  Amount  of  Alternative
Death Benefit. An "Alternative Death Benefit" shall be payable to the Beneficiary (determined in a manner similar to that provided under Section 6.4 of Article VI) of:

     (a) a Retired Member who dies (i) after retiring on his Early Retirement Date and electing to defer receiving payments in accordance with Section 5.5 of Article V and (ii) before commencement of such benefit payments, or

     (b)  a  Member  who  dies after having attained  his  Normal
          Retirement Date and while employed by the Company;

provided, however, that if he is married to a Spouse upon his date of death such Alternative Death Benefit shall be payable only if the Member has waived the Pre-Retirement Death Benefit with appropriate spousal consent (in a manner similar to that provided under Section 6.2(f)(iii) of Article VI and subject to the notification requirements of Section 6.2(f)(vi) of Article
VI).

     The Alternative Death Benefit shall be payable in such amount and form as if the Member or Retired Member had commenced the payment of his benefits immediately prior to his death in the form of a Life Annuity with 180 Monthly Payments Guaranteed (or, prior to January 1, 1992, a Life Annuity with 120 Monthly Payments Guaranteed) pursuant to Section 6.4 of Article VI.

                           ARTICLE V

                        Benefit Amounts

     Section 5.1. Normal Retirement Benefit. The annual Normal Retirement Benefit of a Member who retires on his Normal Retirement Date and who has 30 or more years of Credited Service on his Normal Retirement Date shall be equal to the sum of:

     (a) 60% of the Member's Final Average Compensation less 50% of his Primary Social Security Benefit, plus

     (b)  1/2  of  1%  of the Member's Final Average Compensation
          multiplied  by  his Credited Service in  excess  of  30
          years.

     The annual Normal Retirement Benefit of a Member who has less than 30 years of Credited Service on his Normal Retirement
Date shall be equal to the product of:

     (c) 60% of the Member's Final Average Compensation less 50% of his Primary Social Security Benefit, times

     (d)  a  fraction  whose  numerator is the Member's  Credited
          Service  on  his  Normal  Retirement  Date  and   whose
          denominator is thirty.

     The monthly Normal Retirement Benefit of a Member shall be equal to the annual benefit as determined above divided by twelve.

     In  no  event shall the monthly amount of Normal  Retirement
Benefit  for an Employee who was a Member of the Plan on December
31, 1980 and who has at least three (3) years of Credited Service on his Normal Retirement Date be less than $50.00.

     Section 5.2.  Accrued Benefit.

     (a) A Member's Accrued Benefit at any time prior to his Normal Retirement Date shall be equal to the amount of Normal Retirement Benefit, figured in accordance with
          Section 5.1, that the Member would receive if he remained in the employ of the Employer until his Normal Retirement Date but based upon his Final Average Compensation as of the date such Accrued Benefit is being determined, multiplied by a fraction. The fraction shall be that in which the numerator is the Member's Credited Service completed on the date his Accrued Benefit is to be determined and the denominator is the Credited Service the Member would complete if he remained in the employ of the Employer until his Normal Retirement Date.

     (b)  Unless  otherwise provided under the Plan, each Section
          401(a)(17) Member's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Member under (i) or (ii) below:

          (i) The Member's Accrued Benefit determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's total Credited Service taken into account under the Plan for the purposes of benefit accruals; or

          (ii) The sum of:

               a. The Member's Accrued Benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with
                    Section   1.401(a)(4)-(13)  of  the  Treasury
                    Regulations, and

               b. The Member's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Member's years of Credited Service for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

     (c) In no event will the Accrued Benefit of a Member at any time be less than the benefit he had accrued under the Plan on December 31, 1988.

     (d) A Member's monthly Accrued Benefit shall be equal to his annual Accrued Benefit divided by twelve.

     Section 5.3. Deferred Retirement Benefit. Effective as of January 1, 1988, the monthly amount of Deferred Retirement Benefit payable to a Member who retires on a Deferred Retirement Date shall be the greater of (i) the Actuarial Equivalent of his Normal Retirement Benefit or (ii) his Normal Retirement Benefit determined as of his Deferred Retirement Date as if such Deferred Retirement Date were his Normal Retirement Date.

     Section 5.4.  Minimum Normal Retirement Benefit.  The annual
Retirement Benefit of a Member shall not be less than 1% of his Final Average Compensation multiplied by his Credited Service not in excess of ten (10) years.

     Section 5.5. Early Retirement Benefit. A Member who retires on an Early Retirement Date may elect to have his Retirement Benefit payments commence immediately upon retirement or may defer commencement of benefit payments until the first day of any month up to and including his Normal Retirement Date. The monthly amount of Early Retirement Benefit payable to a Member who retires on an Early Retirement Date shall be equal to his monthly Accrued Benefit if payable on his Normal Retirement Date and otherwise shall be equal to his monthly Accrued Benefit reduced by 5/9ths of 1% for each of the first 60 months and by 5/18ths of 1% for each of the next 60 months by which commencement of benefit payments precedes his Normal Retirement Date.

     Section 5.6. Certain Other Minimum Benefits. In no event will the Retirement Benefit determined for a Member on a Normal, Deferred or Early Retirement Date be less than the highest Retirement Benefit the Member would have received in the same form of payment had his Credited Service ceased at any time prior to his Retirement Date when he was eligible to receive an immediate benefit.

     Section 5.7. Life Annuity Payment Assumption. In determining a Member's Normal, Deferred or Early Retirement Benefit in accordance with this Article V it is assumed that such benefit is payable as a Life Annuity as set forth in Article VI. Benefits payable in accordance with any other form shall be the Actuarial Equivalent of the Life Annuity form.

     Section 5.8. Pre-Retirement Death Benefit Amount. The amount of Pre-Retirement Death Benefit that shall be payable to the Spouse of a Member (including a Terminated Member, and a Retired Member who has deferred commencement of benefit payments) who is eligible for such coverage in accordance with Section 4.4 shall be as follows: if a Member is survived by a Spouse on the date of his death such spouse shall be entitled to receive a monthly benefit commencing on the first day of the month coinciding with or next following the death of the Member equal to the monthly benefit which such Spouse would have received had the Member retired on the date of his death and elected to receive immediate payments under the Joint and Survivor Annuity Form of Payment with 50% Continuation to his Spouse as provided in Article VI.

     For purposes of determining the Death Benefit payable to the Spouse of a Member or Terminated Member, who was not eligible for immediate Early Retirement Benefits upon his death it shall be assumed that the Member or Terminated Member:

     (a) if employed, separated from service on his date of death,

     (b) survived to the date that he would first become eligible for Retirement Benefits under the Plan,

     (c)  retired  on  the  date in (b) above with  an  immediate
          Joint and Survivor Annuity with 50% Continuation to the spouse, and

     (d)  died on the day after the date of (c) above.

     The benefit payable to the Spouse will be paid as of the first day of the month coincident with or next following the date of death of the Member or Terminated Member and will be the Actuarial Equivalent of the amount the Spouse would have received under the conditions of (a) through (d) above.

     Notwithstanding the foregoing, if the surviving Spouse of such a Member dies before any benefit payments have been made under this Section 5.8, such Member shall be deemed to have been unmarried on the date of his death.

     Section 5.9. No Reduction for Increase in Social Security Benefits. The Normal, Deferred, Early or Death Benefit payable to a Retired Member, Spouse or Beneficiary who is receiving benefits under the Plan, or the Accrued Benefit of a Terminated Member or of a Member who has retired on an Early Retirement Date and deferred commencement of benefit payments, shall not be reduced because of any increase in Federal Social Security Benefits.

     Section 5.10.  Suspension of Retirement Benefits.

     (a) If a Retired Member who is receiving Retirement Benefits under the Plan is reemployed by the Employer and completes forty (40) or more Hours of Service in a calendar month, his Retirement Benefit payments will be suspended commencing with the payment due in the first month after the month in which he completes forty (40) or more Hours of Service. Any such suspensions will be applied in a consistent and nondiscriminatory manner. In addition, during the period in which the Member's benefits are suspended he will be covered under the death benefit in accordance with Sections 4.4, 4.5 or 5.8, as applicable; however, if the Member's Retirement Benefits were being paid in a Joint and Survivor Annuity Form, and the Member dies before he again retires, his or her spouse shall receive a benefit in accordance with such Joint and Survivor Annuity Form, if it is greater than the benefit provided in
          accordance   with  Sections  4.4,  4.5   or   5.8,   as
          applicable.

     (b) If a Retired Member has had his Retirement Benefits suspended in accordance with this Section, his annual Accrued Benefit and Credited Service as of his Date of Retirement or Date of Termination shall be reinstated. The Retirement Benefit payable upon his subsequent retirement shall be payable in the same Form of Payment as his original Retirement Benefit and computed in accordance with the applicable provisions of the Plan based upon his age and service as of his subsequent retirement, or actuarially adjusted to reflect the Retirement Benefit previously paid.

     (c) Effective January 1, 1985, if Retirement Benefits have been paid in a lump sum in accordance with the terms of the Plan and if the Member is subsequently reemployed by the Employer, he shall not accrue any benefits for service prior to his Date of Reemployment unless such lump sum is repaid to the Trust Fund before the earlier of (a) five years from the date on which the Member is subsequently reemployed or (b) the close of the first period of five consecutive one-year Breaks in Service after the distribution of the lump sum, with interest at the rate determined for purposes of Code Section 411(c)(2)(C), upon which repayment of such benefits shall be fully restored.
     Section 5.11. Forfeitures. Any forfeitures arising from the termination of employment or death of a Member or for any other reason shall be applied against the Employer contributions otherwise required under the Plan and shall not be applied to increase the benefit any Member would otherwise receive under the Plan at any time.

     Section 5.12. Maximum Retirement Benefit. Effective for any "Limitation Year" beginning after December 31, 1986, the limitations of Section 415 of the Code and the regulations thereunder are hereby incorporated herein by reference, provided, however, that if the maximum benefit limitations of Section 415(e) of the Code would otherwise be exceeded, the Plan Administrator shall limit the appropriate Member's benefit hereunder to the extent required, and each affected Member shall be notified by the Plan Administrator of such limitation. The Limitation Year shall be the calendar year.

     Section 5.13. Plan Provisions for Benefit Payments Exclusive. No benefits shall be paid under the Plan except in the event of retirement, death, termination of employment, or termination of the Plan, and such benefits will be paid as expressly provided herein.

                           ARTICLE VI

                   Form of Payment of Normal
             Early or Deferred Retirement Benefits

     Section 6.1. Default Annuity Election. If a Member has a Spouse at the date that benefit payments begin because of his Normal, Early or Deferred Retirement and he has not made any other annuity election provided for in this Article, the Retirement Benefits payable to him shall be in the form of a Joint and Survivor Annuity with 50% Continuation to the Spouse. If a Member has no such Spouse at the date that benefits begin because of his Normal, Early or Deferred Retirement and he has not made any other annuity election provided for in this Article, the Retirement Benefits payable to him shall be in the form of a Life Annuity. All forms of payment other than a Life Annuity shall be the Actuarial Equivalent of the Life Annuity Form.

     Section 6.2.  Joint and Survivor Annuity Form.

     (a) The Joint and Survivor Annuity Form shall provide for the payment of Retirement Benefits to the Retired Member commencing as of his actual retirement date and continuing during his lifetime and shall further provide for the continuation of Retirement Benefits to his Spouse, if living, after the death of the Retired Member. The amount of such Retirement Benefits payable to his surviving Spouse shall be a specified percentage of the Retirement Benefits then being paid to the Retired Member determined as of the first day of the month in which the Retired Member dies.

     (b) The Member must designate in writing to the Plan Administrator the specified percentage of his Retirement Benefit to be payable to his surviving Spouse upon his death. He may elect either a 100%, 66-2/3% or 50% continuation. If no election in writing is received by the Plan Administrator before a Member's Retirement Date such Member shall be deemed to have elected the Joint and Survivor Annuity Form with 50% Continuation, and benefits will be paid accordingly.

     (c) The payment of Retirement Benefits to the surviving Spouse shall commence on the first day of the month following the month in which the Retired Member dies, and shall continue monthly with the last payment due for the month in which the surviving Spouse's death occurs.

     (d)  If  the  Spouse  predeceases the  Retired  Member,  the
          Retirement Benefit payments will continue in the same amount and will cease upon the Retired Member's death.

     (e) If the Member dies before his first Retirement Benefit payment becomes due, benefits to a surviving Spouse, if any, shall be payable in accordance with Sections 4.4 and 5.8 (Pre-Retirement Death Benefit), subject to
          Section 4.5. If, however, a Joint and Survivor Annuity Form of payment is in effect because it has been specifically elected in accordance with (b), or because no election has been received from the Member, and if the Member dies on or after his Normal Retirement Date and prior to the commencement of Retirement Benefit payments, then his Spouse, if living, shall be entitled to Retirement Benefit payments in an amount equal to the greater of the amount which would have been payable to the Spouse in accordance with Sections 4.4 and 5.8 (subject to Section 4.5) and the amount payable under this Form.

     (f)  General Provisions.

          (i) It shall be the Member's sole responsibility to keep the Employer informed of his marital status.

          (ii) The Member may revoke this form in favor of any other form offered hereunder, if he does so in writing to the Employer prior to the commencement of Retirement Benefit payments.

          (iii) If a Member has a Spouse and elects to receive a form of payment other than a 100%, 66-2/3% or 50% Joint and Survivor Annuity as described in (a) and (b) of this Section 6.2, then both the Member and his Spouse must consent in writing, on a form provided by the Plan
               Administrator   in   the  presence   of   a   Plan
               representative  or  a  Notary  Public.   If   such
               written consent is not received by the Plan Administrator, retirement benefit payments will be paid in the form of a 50% Joint and Survivor Annuity.

          (iv) The   election  period  to  waive  the  Joint  and
               Survivor Annuity shall be the 90-day period ending on the Annuity Starting Date.

          (v)  For   purposes  of  this  Section,  the   "Annuity
               Starting Date" means the first day of the first month for which an amount is received as an annuity.

          (vi) The Plan Administrator shall provide the Member within a reasonable period of time before the Annuity Starting Date (and consistent with Treasury regulations) a written explanation of:

               (A) the terms and conditions of the Joint and Survivor Annuity;

               (B) the Member's right to make an election to waive the Joint and Survivor Annuity;

               (C) the right of the Member's Spouse to consent to any election to waive the Joint and Survivor Annuity; and

               (D) the right of the Member to revoke such election and the effect of such revocation.

     Section 6.3.  Life Annuity Form.

     (a) A Member may elect a Life Annuity which provides for a Retirement Benefit payable to the Member, commencing as of his actual Retirement date and ceasing with the last payment due for the month in which the Retired Member's death occurs.

     (b) This Form may be elected by the Member by written notice to the Employer and this form will automatically take effect if a Member has no surviving Spouse on the date of his retirement and if no other form of payment has been elected by the Member.

     (c) If this form has been elected by a Member who has a Spouse and if the Member dies on or after his 65th birthday but before the commencement of Retirement Benefit payments, his Spouse shall receive monthly benefits in accordance with Sections 4.4 and 5.8.

     Section  6.4.   Life Annuity Form with 120  or  180  Monthly
Payments Guaranteed.

     (a) A Member may elect a Life Annuity with either 120 or 180 Monthly Payments Guaranteed. This Form would provide for a Retirement Benefit payable to the Retired Member commencing as of his actual retirement date and continuing during his lifetime with the guarantee that not less than a total of 120 or 180, as elected, monthly Retirement Benefit payments will be made to the Retired Member and his named Beneficiary.

     (b) If this Form is elected and the Retired Member dies prior to the receipt of 120 or 180, as applicable, monthly payments, the balance of the 120 or 180, as applicable, monthly payments will be paid to the Retired Member's named Beneficiary until the total 120 or 180, as applicable, monthly payments have been made to the Retired Member and his named Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Retired Member's death.

     (c) In the event there is no named Beneficiary living at the death of the Retired Member, the balance of the 120 or 180, as applicable, guaranteed monthly payments will become payable to the Retired Member's estate or, at the option of the Employer, shall be commuted to a single sum and shall be paid to the Retired Member's estate.

     (d) If the Beneficiary of a deceased Retired Member should die prior to receiving the balance of the 120 or 180, as applicable, guaranteed monthly payments, such balance shall continue to be paid to the Beneficiary's executors or administrators or, at the option of the Employer, shall be commuted to a single sum and shall be paid to the Beneficiary's executors or administrators.

     (e) No monthly benefit will be payable to a Beneficiary under this form of payment if the Member dies before his first Retirement Benefit payment becomes due.

     (f) A Member may not elect a Life Annuity Form with 120 or 180 Monthly Payments Guaranteed if the 120 or 180, as applicable, month guaranteed period exceeds the life expectancy of the Member or the joint and last survivor life expectancy of the Member and his designated Beneficiary. The determination of life expectancy is based upon the ages of the Member and his Beneficiary as of the date that Retirement Benefit payments commence and the life expectancy tables as provided in
          Section 1.72-9 of the Code.

     Section 6.5. Excess Employee Contributions. If upon the death of the last designated payee under Sections 6.2, 6.3 or 6.4 above the required employee contributions with interest, if any, of a Retired Member on his Retirement Date exceed the sum of monthly payments made, then such excess shall be payable to the Retired Member's Beneficiary or to his estate.

     Section 6.6.  Certain Minimal Lump Sum Payments.

     (a) Retirement Benefit payments shall be made to a Retired or Terminated Member, or the person designated by him to receive payments upon his death, if applicable, in a lump sum where the lump sum value of the Member's Accrued Benefit does not exceed $3,500 and has never exceeded $3,500 at the time of a prior distribution. Such lump sum payment is to be the Actuarial Equivalent of such monthly Retirement Benefit.

     (b) A Member who has remained in service after his Normal Retirement Date and has attained age 70-1/2 on or after January 1, 1988 shall receive a lump sum payment of the Actuarial Equivalent value of his entire Accrued Benefit and a lump sum payment of such value of any additional Accrued Benefit in each subsequent Plan Year so long as no such lump sum value exceeds or ever exceeded at the time of any prior distribution $3,500.

     (c) No distribution may be made under this Section 6.6 after the Annuity Starting Date unless the Member and the Member's Spouse (or where the Member has died, the Surviving Spouse) consent in writing to such distribution.

     Section 6.7. No Right to Pay Interest to Beneficiary Only. Anything in the Plan to the contrary notwithstanding, the Member shall not have the right prior to his retirement irrevocably to elect to have all or part of his interest in the Plan, which would otherwise become available to him during his lifetime, paid only to his Beneficiary after his death.

     Section 6.8. No Death Beneficiary Consent. In no event shall the consent of any person entitled to receive payment upon the death of a Member be required as a condition to the right of a Member to revoke or change any option previously elected.

     Section 6.9. Effect of Reemployment. If a Member who is receiving benefits under the Plan is reemployed by the Employer and completes 40 or more Hours of Service per month, his Retirement Benefit payments shall cease with the payment due in the first month in which he completes 40 or more Hours of Service. If and when a Member subsequently retires, he shall retire in accordance with Section 5.10.

     Section 6.10. Timing of Benefits Payments. It is the intent of the Plan that all benefits be paid promptly when due. In the absence of any inability to determine the amount of benefit payable or the eligibility for a benefit due to the lack of adequate information on date of birth of a Member or Spouse or the date of marriage, the first benefit shall be paid no later than the 60th day after the close of the latest Plan Year in which:

     (a)  the Member attains age 65;

     (b) the Member reaches the 10th anniversary of his date of commencement of participation in the Plan, or of the Catamount Bank Pension Plan, for those Employees who were participants in such plan on December 31, 1980;

     (c)  the Member's Date of Termination occurs;

     (d) Notwithstanding any provision in the Plan to the contrary, effective for Plan Years beginning after December 31, 1984, the distribution of a Member's benefits, whether made under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Section 401(a)(9) of the Code and the regulations thereunder (including Section 1.401(a)(9)-2 of the Federal Income Tax Regulations), the provisions of which are incorporated herein by reference.

          (i) A Member's benefits shall be distributed to him no later than April 1st of the calendar year following the later of (x) the calendar year in which the Member attains age 70-1/2 or (y) the calendar year in which the Member retires, provided, however, that this clause (y) shall not apply in the case of a Member who is a "five percent (5%) owner" at any time during the five Plan Year period ending in the calendar year in which he attains age 70-1/2 or, in the case of a Member who becomes a five percent (5%) owner during any subsequent Plan Year, clause (y) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Member must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Member (or the lives of the Member and the Member's designated Beneficiary) or a period certain measured by the life expectancy of the Member (or the life expectancies of the Member and his designated Beneficiary) in accordance with applicable regulations.

               Notwithstanding the foregoing, clause (y) above shall not apply to any Member unless the Member had attained age 70-1/2 before January 1, 1988 and was not a five percent owner at any time during the Plan Year ending with or within the calendar year in which the Member attained age 66-1/2 or any subsequent Plan Year.

          (ii) Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Member's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Member and his Beneficiaries.

          (iii) For purposes of this Section, the life expectancy (or joint and last survivor expectancy) shall be calculated using the attained age of the Member (or designated beneficiary) as of the Member's (or designated beneficiary's) birthday in the applicable calendar year. The applicable calendar year shall be the first distribution calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy shall be computed using the return multiplies in Tables V and VI of Section 1.72-9 of the Federal Income Tax Regulations.

     Section 6.11. Distribution Upon Death. Notwithstanding any provision to the contrary:

     (a) If the distribution of a Member's interest had begun in accordance with a method selected in this Article VI and the Member dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to this Article VI as of his date of death.

     (b)  If  a  Member  dies before he has begun to receive  any distributions  of  his interest  under  the  Plan,  his
          entire interest shall be distributed to his Beneficiaries within five (5) years after his death.

     (c) The five (5) year distribution requirement of Section 6.11(b) shall not apply to any portion of the deceased Member's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than one (1) year after the date of the Member's death (or such late date as may be prescribed by Federal Income Tax Regulations).

     In the event the Member's Spouse is his designated Beneficiary, the requirement that distributions commence within one (1) year of a Member's death shall not apply. In lieu thereof, such distribution must commence no later than the date on which the deceased Member would have attained age seventy and one-half (70-1/2). If the surviving Spouse dies before the distribution to such Spouse begins, then the five (5) year distribution requirement of Section 6.11(b) shall apply as if the Spouse were the Member.

                          ARTICLE VII

                   Termination of Employment

     Section 7.1. Member Terminating After His 65th Birthday. A Member who terminated his employment with the Employer on or after his 65th birthday shall have a nonforfeitable, or vested, right to 100% of his monthly Accrued Benefit determined as of his 65th birthday regardless of his Credited Service.

     Section  7.2.  Member With Less Than Five Years of  Credited
Service.   A Member who has less than five (5) years of  Credited
Service who has a Date of Termination for any reason shall forfeit all rights to benefits under the Plan.

     Section 7.3. Member With More Than Five Years of Credited Service. A Member who has completed five (5) or more years of Credited Service and who has a Date of Termination for any reason other than death prior to his Normal Retirement Date or his Early Retirement Date shall have a nonforfeitable, or vested, right to his Accrued Benefit, determined as of his Date of Termination.

     Section 7.4. Members Meeting Early Retirement Date Requirements. A Member who has a Date of Termination after meeting the requirement of Section 4.2, Early Retirement Date, shall be 100% vested in his monthly Accrued Benefit regardless of his Credited Service.

     Section 7.5. Forms of Benefit. A Member's vested monthly Accrued Benefit shall be payable at the Member's Normal Retirement Date in a form as determined in accordance with
Article VI. If a Member meets the years of Credited Service requirements as set forth in Article IV, Section 4.2(a) at his Date of Termination of employment and provided that such Member subsequently meets the age requirement as specified in Article IV, Section 4.2(b), such Terminated Member may elect, in lieu of a benefit payable at Normal Retirement Date, to receive a benefit payable on an Early Retirement Date. Such Early Retirement Benefit will be equal to the vested monthly Accrued Benefit to which the Terminated Member would be entitled at his Normal Retirement Date reduced in accordance with Section 5.5.

     Section 7.6. Certain Pre-February 1, 1971 Employee Contributions. Notwithstanding the preceding Sections of this
Article VII, a Member who made required employee contributions to the Plan prior to February 1, 1971, when such contributions were discontinued, shall always have a vested right to 100% of such contributions, with interest, regardless of his Credited Service. Interest on required employee contributions shall be compounded annually after December 31, 1975 at no less than the rate in effect under Code Section 411(c)(2)(C) and (D).

     A Member who retires or who terminates employment with a vested right to all or a part of his Accrued Benefit in accordance with Section 7.3 and who elects a refund of his own contributions, with interest, prior to the date that Retirement Benefits commence shall retain a vested right to that part of his Accrued Benefit derived from Employer contributions which shall be equal to his Accrued Benefit at his Retirement Date or Date of Termination reduced by

     (a) the amount of his contributions with interest as of his Retirement Date or Date of Termination carried forward at the rate of interest prescribed for accumulating employee contributions to the date which would have been his Normal Retirement Date, multiplied by

     (b) the appropriate conversion factor then in effect under Code Section 411(c)(2)(B) and (D).

     Section 7.7.  No Nonforfeitable Rights in Certain Instances.
Subject to Section 4.5, a Member shall not retain a nonforfeit able right to a benefit if he:

     (a)  dies  before  his Normal Retirement Date without  being
          eligible  for  the  Pre-Retirement  Death  Benefit   in
          accordance with Section 4.4, or

     (b)  dies   as  a  Terminated  Member  after  his  Date   of
          Termination  of  employment  but  before   his   Normal
          Retirement Date, except as provided in Section 4.4,

other than the refund to his beneficiary or estate of any required employee contributions, with interest.

     Section 7.8. Effect of Amendments to Vesting Schedule. No amendment to the vesting schedule shall deprive a Member of his nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the plan is amended, each Member with at least three (3) years of Credited Service with the Employer may elect, within a reasonable period, after the adoption of the amendment to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

     (a)  60 days after the amendment is adopted,

     (b)  60 days after the amendment becomes effective,

     (c) 60 days after the Member is issued notice of the amendment by the Employer or Plan Administrator.

                          ARTICLE VIII

                            Funding

     Section 8.1. Funding Policy. The Employer shall adopt a funding policy for the Plan which is consistent with the requirements of ERISA and for the purpose of carrying out such funding policy the Employer will maintain a Trust Agreement and will make periodic payments to the Trust Fund.

     Section 8.2. Exclusive Benefit. Except as provided in this Article, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Members, their Spouses or their Beneficiaries covered under the Plan, prior to the satisfaction of all liabilities hereunder with respect to them, provided that any funds under the Plan may be used to pay reasonable Plan administration expenses.

     Section 8.3. Mistakes of Fact. If the Employer determines that a contribution to the Trust Fund for any Plan Year has been made by mistake of fact, the Employer shall direct the Trust to return that contribution to the Employer within one year of the date of the contribution was made.

     Section 8.4. No Interest Except as Provided. No person shall have any interest in or right to the Trust Fund except as expressly provided in the Plan and Trust Agreement and then only to the extent that such funds have been contributed by the Employer to the Trust Fund.

     Section 8.5. Costs. The Employer shall pay for the full cost of the Plan including administrative expenses provided that reasonable administrative expenses may, with the approval of the Trustee, be paid from the Trust Fund.

     Section 8.6. Indemnification. To the extent permitted by law, the Employer may indemnify and hold harmless any person from and against any claim, liability or expenses arising out of such person's serving in a fiduciary capacity hereunder, and the Employer may purchase insurance for this purpose.

                           ARTICLE IX

                         Administration

     Section 9.1. General. The Plan shall be administered by Plan Administrator in accordance with the Plan and Trust Agreement and for purposes of such Plan administration The Merchants Bank is hereby deemed to be "Plan Administrator" and a "Named Fiduciary" within the meaning of ERISA.

     Section 9.2. Discretion. The Administrator shall administer the Plan in accordance with its terms, and shall have powers necessary to carry out the provisions of the Plan. The Administrator shall have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan. The Administrator shall have such discretion to resolve all questions of eligibility, both as to participation and as to benefits and shall have the power of full and final determination as to all questions concerning eligibility for participation and benefits. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as shall be necessary to carry out the purposes of this Plan; provided, however, that all such interpretations shall be done in a uniform and non-discriminatory manner and shall be done in a manner consistent with the intent that this Plan shall be and shall remain qualified pursuant to the provisions of Sections 401(a) and 501(a) of the Code. The Administrator's decision in such matter shall be binding and conclusive as to all parties, provided that such decision shall not be made in an arbitrary or capricious manner. The Administrator may adopt such rules and regulations as it deems desirable for the conduct of the administration of the Plan.

     Section  9.3.   Claims  for Benefits.  Claims  for  benefits
under the Plan shall be filed on forms supplied by the Administrator. Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after the application therefor is filed, unless special circumstances require an extension for processing of the claim, in which case a decision shall be rendered as soon as possible, but not later than 180 days after receipt of the claim by the Administrator. Written notice of such extension shall be furnished to the claimant prior to the commencement of the extension indicating the special circumstances requiring an extension of time and the date by which the Administrator expects to render the decision on the claim. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary shall be furnished, and appropriate information as to the steps to be taken if the Member or Beneficiary wishes to submit his claim for review shall be provided.

     Section 9.4. Appeals. Any Employee, former Employee or Beneficiary of either who has been denied a benefit or feels aggrieved by any other action of the Employer, Administrator or the Trustee shall be entitled upon request to the Administrator and within sixty (60) days after receipt of written notification of denial of a claim:

     (a) to request a review upon written application to the Administrator;

     (b)  review pertinent documents; and

     (c)  submit issues and comments in writing.

     The Administrator shall schedule an opportunity for a full and fair hearing of the issue, and a decision following such a hearing shall be made within sixty (60) days after he receives a request for review, unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. Written notice of such an extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decisions written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

     Section 9.5. Powers of Committees. The Employer may name an individual or a committee to oversee the day to day operations of the Plan with discretionary authority over the operation of the Plan and such individual or the committee shall be fiduciaries for purposes of plan administration.

     Section 9.6. Rollover Distributions. This Section applies to distributions made on or after January 1, 1993. Notwith standing any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                           ARTICLE X

                   Discontinuance of Company
           Contributions, Plan Amendments and Mergers

     Section 10.1. General. The Employer intends to continue its sponsorship of the Plan and payment of contributions to the Trust Fund indefinitely; but continuance of such sponsorship and such contributions is not assumed as a contractual obligation, or other obligation, of the Employer and the right is reserved by the Employer to cease its sponsorship of the Plan or to reduce, suspend, or discontinue its contributions hereunder at any time.

     Section 10.2. Amendments. The Employer shall have the right to amend the Plan at any time and to any extent that it may deem advisable. No such amendment, however, shall:

     (a) vest in the Employer any interest in or control over the Trust Fund accumulated in accordance with the Plan or the retirement benefits provided hereunder, or

     (b) deprive any Retired Member, who has retired under the Plan, prior to the date of amendment, of any retirement benefit under the Plan or change the provisions thereof, provided, however, that any change or modification for the purpose of conforming the Plan to the requirements of the Code or of any other pertinent provisions of Federal or State Law, or of any regulation or ruling of any duly constituted authority in connection therewith, may be made effective at any time with retroactive effect.

     (c) Except as permitted by applicable Treasury regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefits" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefits unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code
          Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

     Section 10.3. Mergers, Consolidations, Etc. The Plan may not be merged or consolidated with any other plan, nor may any assets or liabilities of the Plan or the Trust Fund be transferred to any other plan, unless each Member in the Plan would (if such other plan then terminated) receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the plan had then terminated).

     Section  10.4.   Majority  Vote.  Any  of  the  actions  the
Employer may take in accordance with this Article X shall be taken by majority vote of the Board of Directors of The Merchants
Bank.

                           ARTICLE XI

                  Plan Termination Procedures

     Section 11.1. Terminology. The terms termination, partial termination and date thereof, as used in the Plan, shall have the same meaning imparted thereto under ERISA. If the termination or partial termination of the Plan occurs, such of the following procedures as may be required by ERISA shall be carried out with respect to those Members affected by such termination or partial termination.

     Section 11.2. Effect of Termination or Partial Termination. If the termination or partial termination of the Plan occurs, the rights of all affected Members to Accrued Benefits as of the date of such termination or partial termination, to the extent funded as of such date or otherwise guaranteed by the Pension Benefit Guaranty Corporation, an agency of the United States government, shall then become nonforfeitable, except to the extent that certain forfeitures may be required in accordance with the provisions of Section 11.5 below and those of Article XII hereof. As to those Members whose employment with the Employer was terminated prior to the date of termination or partial termination of the Plan, the provisions of this paragraph shall not increase the nonforfeitable rights, if any, applicable to such former Members under Article VII hereof as of their respective Dates of Termination of employment with the Employer, except as otherwise required by law.

     Section 11.3. Suspension of Benefits. If the termination or partial termination of the Plan occurs, the benefit payments otherwise payable under the Plan shall be subject to suspension until such time as all applicable filings with and approvals by the Pension Benefit Guaranty Corporation have been completed for the carrying out of the allocation procedures set forth in this Article and the resumption of benefit payments hereunder.

     Section 11.4. Restriction of Benefits. If the termination or partial termination of the Plan occurs, the provisions of
Article XII hereof, if not previously carried out, shall then be carried out.

     Section 11.5. Benefits in Pay Status. If the termination or partial termination of the Plan occurs, all benefits then in pay status with respect to Retired Members, their Spouses or Beneficiaries under the Plan shall be subject to reduction only as required under ERISA to the extent that such benefit amounts exceed the benefit amounts allocable to such Retired Members,
Spouses and Beneficiaries under Section 11.6 below. Further, with respect to benefits under the Plan which commenced within the three year period ending on the date of termination or partial termination of the Plan, such previously paid benefits shall be subject to recovery from the Retired Members for the benefit of the Plan, as required under ERISA, to the extent that such previously paid benefit amounts exceed limitations applicable thereto under ERISA.

     Section 11.6. Allocation of Trust Fund Assets. If the termination of the Plan occurs, the assets of the Trust Fund available to provide benefits shall be allocated among those Members, Retired Members, Terminated Members, Spouses and Beneficiaries affected by such termination or partial termination in the following order:

     (a) First, there shall be allocated the amount necessary to provide the Accrued Benefit attributable to the required employee contributions made by a Member, if any, with interest in accordance with Section 7.6;

     (b) Second, equally among individuals in the following two categories:

          (i) in the case of a benefit of a Member, Terminated Member, Retired Member, Spouse or Beneficiary which was in pay status as of the beginning of the three year period ending on the date of termination or partial termination of the Plan, to each such benefit, based upon the provisions of the Plan (as in effect during the five year period ending on such date) under which such benefit would be the least;

          (ii) in the case of a benefit of a Member, Terminated Member, Retired Member, Spouse or Beneficiary (other than a benefit described in (i) above)
               which would have been in pay status as of the beginning of such three year period if the
               Employee (or former Employee as the case may be) had retired prior to the beginning of the three year period and if his benefits had commenced (in a form which conforms to the provisions of Article VI hereof) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five year period ending on such date) under which such benefit would be the least.

     (c) Third, in the case of all other benefits guaranteed under Title IV of ERISA which are not otherwise provided for under (a) or (b) above, to each such benefit based upon the provisions of the Plan (in a form which confirms to the provisions of Article VI hereof) but subject to such limitations on amounts of such benefits as shall then be applicable under ERISA.

     (d) Fourth, in the case of all other benefits which were nonforfeitable immediately prior to the date of termination or partial termination which are not otherwise provided for under (a), (b) or (c) above, to each such benefit based upon the provisions of the Plan (in a form which conforms to the provisions of Article VI hereof).

     (e) Fifth, in the case of all other benefits under the Plan which are not otherwise provided for under (a), (b),
          (c) or (d) above, to each such benefit based upon the provisions of the Plan (in a form which conforms to the provisions of Article VI hereof).

     Section  11.7.   Assets Insufficient Under Section  11.6(a),
(b), (c) or (e). If the assets of the Trust Fund available for allocation under any subparagraph of Section 11.6 above, other than paragraph (d) thereof, are insufficient to satisfy in full the benefits of all individuals which are described in that subparagraph, the assets shall be allocated pro-rata among individuals on the basis of the present value (as of the date of termination or partial termination of the Plan) of their respective benefits described in that paragraph.

     Section 11.8. Assets Insufficient Under Section 11.6(d). If the assets of the Trust Fund available for allocation under paragraph (d) of Section 11.6 above are insufficient to satisfy in full the benefits of individuals described in said paragraph
(d), the following shall apply:

     (a) Except as provided in (b) below, the assets shall be allocated to the benefits of individuals described in said paragraph (d) on the basis of the benefits of individuals which would have been described in said paragraph (d) under the Plan as in effect at the beginning of the five year period ending on the date of termination or partial termination of the Plan.

     (b)  If  the assets available for allocation under paragraph
          (a) immediately above are sufficient to satisfy in full the benefits described therein (without regard to this paragraph (b)) then for purposes of paragraph (a) immediately above, benefits of individuals described therein shall be determined on the basis of the Plan as amended by the most recent amendment to the Plan effective during such five year period under which the assets available for allocation are sufficient to satisfy in full the benefits of individuals described in paragraph (a) immediately above hereunder and shall be allocated thereunder on the basis of the Plan effective during such period.

     (c) If the assets of the Plan available for allocation under any category set forth in this Section 11.8, are insufficient to satisfy in full the benefits which are described in that category, the assets shall be allocated pro rata among such benefits on the basis of the present value (as of the date of termination or partial termination of the Plan) of the respective benefits described in that category.

     Section 11.9. Reallocation to Avoid Discrimination. If the Secretary of the Treasury determines that the allocation made pursuant to this Article (without regard to this Section) results in discrimination prohibited by Section 401(a)(4) of the Code, then, if required to prevent the disqualification of the Plan under Section 401(a) of the Code, the assets allocated under paragraphs (c), (d) or (e) of Section 11.6 above shall be reallocated to the extent necessary to avoid such discrimination.

     Section 11.10. Remaining Assets. Any assets of the Plan which remain after provision has been made to satisfy all liabilities of the Plan to Members, their Spouses and their Beneficiaries shall, unless in contravention of any provision of law, be distributed to the Employer in cash.

                          ARTICLE XII

             Restricted Benefits to Certain Members

     Section  12.1.   Post-January 1, 1993.   This  Section  12.1
shall apply for Plan Years beginning on or after January 1, 1993.

     (a) In the event of Plan termination, the benefit of any highly compensated active or former employee (which terms for the purposes of this Section 12.1 are as defined in Code Section 414(q) and the regulations thereunder) is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

     (b) Benefits distributed to any of the 25 most highly compensated active and former highly compensated employees are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of the employee under a single life annuity that is the actuarial equivalent of the sum of the employee's accrued benefit and the employee's other benefits under the Plan.

     (c) The preceding paragraph shall not apply if: (a) after payment of the benefit to an employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities as defined in Section 412(1)(7) of the Code, or (b) the value of the benefits for an employee as described above is less than 1% of the value of current liabilities.

     (d) For purposes of this Section 12.1, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living employee, and any death benefits not provided for by insurance on the employee's life.

     Section 12.2. Pre-January 1, 1993. For Plan Years beginning before January 1, 1993, the provisions of this Article XII as in effect immediately before the amendment and restatement thereof generally effective as of January 1, 1989, shall remain in effect.

                          ARTICLE XIII

                         Miscellaneous

     Section 13.1. Not a Contract of Employment, Etc. Inclusion in the Plan shall not be construed as a contract of employment, or as giving the Member any right to be retained in the service of the Employer without the Employer's consent, nor shall it interfere with the right of the Employer to discharge or discipline a Member, nor shall it give the Member any right, claim or interest in any Retirement Benefits herein described except upon fulfillment of the provisions and requirements of the Plan.

     Section 13.2. No Right to Assign, Etc. No person entitled to benefits under the Plan shall have the right, either voluntarily or involuntarily, to assign, commute or encumber the benefits herein provided. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is a qualified domestic relations order as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985. To the maximum extent permitted by law, the benefits or payments herein provided shall not in any way be liable to attachment, garnishment, or to be seized, taken, appropriated or applied by legal or equitable process, to pay any debt or liability of such person.

     Section 13.3. Incapacitated Retired Member. In the event that the Plan Administrator shall find that any Retired Member to whom a benefit is payable under the terms of the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payments becoming due to such Retired Member to be paid to another person for his benefit without responsibility on the part of the Plan Administrator to follow the application of such payment. Any such payment shall be a payment for the account of the Retired Member and shall operate as a complete discharge of all liability therefor under the Plan of the Plan Administrator.

     Section 13.4. Addresses. Each Retired Member or Terminated Member who retains rights to a vested deferred retirement benefit shall be responsible for furnishing the Plan Administrator with his address. Any notice required or permitted to be given hereunder shall be deemed given if directed to him at such address and mailed by regular United States mail.

     Section 13.5. Actuarial Computations. All actuarial computations required under the Plan shall be made by or under the supervision of the Actuary and upon such rates of interest, mortality and other actuarial components and in accordance with such method of computation as the Actuary shall deem proper.

     Section 13.6. Alternative Acts. In the event it shall become impossible for the Plan Administrator to perform any act required by the Plan, the Plan Administrator may perform such alternative act which most nearly carries out the intent and purpose of the Plan.

                          ARTICLE XIV

               Special Rules for Top-Heavy Plans

     Section  14.1.   General.  Notwithstanding anything  in  the
Plan to the contrary, the provisions of this Article XIV shall be applied in any Plan Year beginning on or after January 1, 1984, if the Plan is determined to be a "Top-Heavy Plan".

     Section 14.2.  Key Employee Defined.  A Key Employee is  any
Employee or former Employee (and his Spouse or Children) who, at one time during the Plan Year or any of the preceding four Plan
Years is one or more of the following:

     (a) An officer of the Employer (as that term is defined within the meaning of the regulations under Section 416 of the Code). The number of officers that will be considered Key Employees will be limited to the lesser of (i) fifty (50) employees, or (ii) the greater of three (3) employees or 10% of all employees. However, effective January 1, 1987, an Employee will not be considered a Key Employee for a Plan Year if the Employee earns less than 50% of the dollar limit on annual additions to a defined benefit plan (or such other amount adjusted in accordance with Section 415(b)(1)(A) of the Code) as in effect for the calendar year in which the determination date falls. Only those Employers which are incorporated shall be considered as having officers.

     (b) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer. In determining ownership hereunder, employers that had otherwise been aggregated under Sections 414(b), (c) and (m) of the Code shall be treated as separate employers. However, an Employee will not be considered a "top ten" owner for a Plan Year if the Employee earns less than the dollar limit on annual additions to a qualified defined
          contribution   plan   in   accordance   with    Section
          415(c)(1)(A) of the Code as in effect for such Plan Year or owns less than one-half (1/2) percent ownership interest in value in all of the employers required to be aggregated under Code Sections 414(b), (c) and (m).

     (c) A "five percent (5%) owner" of the Employer. "Five percent (5%) owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that had otherwise been aggregated under Section 414(b), (c) and (m) of the Code shall be treated as separate employers; or

     (d) A "one percent (1%) owner" of the Employer having an annual compensation from the Employer of more than $150,000. "One percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that had otherwise been aggregated under Section 414(b), (c) and
          (m) of the Code shall be treated as separate employers. However, in determining whether an individual has Compensation of more then $150,000, Compensation from each employer required to be aggregated under Section 414(b), (c) and (m) of the Code shall be taken into account.

     Section 14.3. Permissive Aggregation Group. The Employer may include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of the Code Sections 401(a)(4) or 410. Such group shall be known as a Permissive Aggregation Group.

     In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

     Section 14.4. Required Aggregation Group. In determining a Required Aggregation Group hereunder, each plan of the Employer qualified under Section 410(a) of the Code, in which a Key Employee is a member, and each such other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

     In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

     Section   14.5.   Top-Heavy  Group  means  a   Required   or
Permissive Aggregation Group in which, as of the "determination date", the sum of (i) and (ii) exceeds sixty percent (60%) of
(iii) below.

     (a   the  actuarial present value of accrued benefits of Key
          Employees under all defined benefit plans included in the group;

     (b the aggregate accounts of Key Employees under all defined contribution plans of the Employer included in the group;

     (c the actuarial present value of accrued benefits under all defined benefit plans of all members plus the aggregate accounts under all defined contribution plans of all members.
     For purposes of Article XIV actuarial present value of accrued benefits of defined benefit plans and aggregate accounts of defined contribution plans shall include distributions made to Members, Retired Members and Terminated Members included in the "60% Test" during the five consecutive Plan Year period ending on the determination date.

     Section 14.6. Determination That Plan is "Top-Heavy." For purposes of this Article, the Plan will be considered a Top-Heavy Plan for a Plan Year if, as of the "determination date", which is the last day of the preceding Plan Year: (A) the actuarial present value of the Accrued Benefits of the members who are Key Employees or have been Key Employees (as defined in Section 416(i) of the Code) exceeds 60% of the actuarial present value of the Accrued Benefits of all Members (the "60% Test") or (B) the Plan is part of a Required Aggregation Group (within the meaning of Section 416(g) of the Code) and the Required Aggregation Group is Top-Heavy. However, and notwithstanding the results of the "60% Test", the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required or Permissive Aggregation Group (within the meaning of Section 416(g) of the Code) which is not Top-Heavy.

     For purposes of making the "60% Test" for any Plan Year, Accrued Benefits shall be those amounts calculated as of the first day of the preceding Plan Year or any later date within such Plan Year as of which an actuarial valuation is made, and the actuarial present value of those amounts shall be based on the actuarial assumptions used by the Actuary in the actuarial valuation made within such preceding Plan Year. Accrued benefits shall also include any distributions not included in the actuarial present value of Accrued Benefits made to Members during the five consecutive Plan Years ending on the determination date. Effective January 1, 1987, in the case of a Participant other than a Key Employee such Accrued Benefits shall be calculated using the single accrual method used for all plans of the Employer and any entity related to the Employer under Sections 414(b), (c) and (m) of the Code, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. For purposes of Article XIV, Members shall include Retired Members and Terminated Members who retired or terminated employment during the five consecutive Plan Year period ending on the determination date.

     Section 14.7. Minimum Benefit. The minimum Accrued Benefit for a Member terminating employment at or after age 65, and the minimum Accrued Benefit payable at Normal Retirement Date for a Member who terminates employment prior thereto with entitlement to a Retirement Benefit, shall be equal to the product of:

     (a   2%  of his average monthly compensation during his five
          year   highest-paid  consecutive  calendar   years   of
          Credited Service

                         multiplied by

     (b each of the first 10 years of his Credited Service after December 31, 1983 in which the Plan is a Top-
          Heavy Plan.

     Notwithstanding the foregoing, if a Member participates in the Plan and another qualified defined contribution or defined benefit plan maintained by the Employer, the Member shall receive the top heavy minimum benefit under this Section 14.7 and shall not receive any top heavy minimum contributions or benefits under any such other qualified plans.

     Section 14.8. Minimum Vesting. Notwithstanding the provisions of Article VII, a Member shall be eligible for a deferred vested benefit if, while the Plan is a Top-Heavy Plan, his employment is terminated before death or retirement and after he has completed at least 2 years of Credited Service. The amount of his deferred vested benefit payable as a Life Annuity, commencing as of his Normal Retirement Date, shall be at least equal to his vested percentage of his Accrued Benefit, determined in accordance with the following table:

  Years of Credited Service                Vested Percentage

          Less than 2                             0%
          2 years                                 20%
          3 years                                 40%
          4 years                                 60%
          5 years or more                         100%

     Section 14.9. Change in Top-Heavy Status. If the Plan becomes a Top-Heavy Plan and subsequently ceases to be such, the vesting schedule in Section 14.8 shall continue to apply in determining the nonforfeitable percentage of the Accrued Benefit of any Member who had at least three years of Credited Service as of the last day of the Plan Year during which the Plan was Top-Heavy. For other Members said schedule shall apply only to their Accrued Benefits as of such last day.

     Section 14.10. Distributions to Key Employees. Except as provided below, all distributions to Key Employees shall be made in accordance with Article VI.

     Section 14.11. Impact on Maximum Benefits. For any Plan Year in which the Plan is a Top-Heavy Plan, the defined benefit plan fraction of Section 415(e)(2) of the Code shall be reread by substituting the number "1.00" for the number "1.25" wherever it appears therein except that such substitution shall not have the effect of reducing any accrued benefit under a defined benefit plan prior to the first day of the Plan Year in which this provision becomes applicable.

                           ARTICLE XV

                         Effective Date

     Section  15.1.  Effective Date.  This amended  and  restated
Plan shall take effect as of January 1, 1994, except as otherwise herein specifically provided.

     IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized representative this 29th day of June, 1994.

(Corporate Seal)                        THE MERCHANTS BANK


Attest: /s/ Susan Struble               By: /s/ Dudley H. Davis
     Duly   Authorized  Agent           Duly  Authorized  Agent


(Corporate   Seal)        THE  MERCHANTS   TRUST COMPANY


Attest: /s/ Charles Claudio        By: /s/ Susan J. Moses
Duly   Authorized  Agent          Duly  Authorized   Agent
                           APPENDIX A

              SCHEDULE OF MONTHLY ACCRUED BENEFITS
           AS OF JULY 6, 1985 FOR FORMER EMPLOYEES OF
            THE ST. JOHNSBURY, VERMONT BRANCH OFFICE
             OF THE FIRST NATIONAL BANK OF VERMONT



           Employee                     Monthly Accrued Benefit

          Barrett, Richard P.                 $  183.57

          Davis, Martha J.                        42.51

          Gonyaw, Eleanor M.                     141.11

          Parrish, Beverly                         8.93

          Porter, Gail                             7.47

          Prue, Barbara L.                       136.27

          Robbie, Gayle                           10.39

          Senecal, Edward F.                     510.90


                       TABLE OF CONTENTS
                                                             Page

     ARTICLE I

                          Definitions

     Section 1.1.                                     Definitions       1
     Section 1.2.                                   Miscellaneous       5

     ARTICLE II

                            Service

     Section 2.1.                           Participation Service       6
     Section 2.2                                 Credited Service       6
     Section 2.3                     Interrupted Credited Service       7
     Section 2.4                     Previous Plans and Employees       7

     ARTICLE III

                         Participation

     Section 3.1                                       Membership       8
     Section 3.2                     Age and Service Requirements       8
     Section 3.3                               Subsequent Rehires       8
     Section 3.4                      Catamount Bank Pension Plan       8

     ARTICLE IV

                      Benefit Eligibility

     Section 4.1                           Normal Retirement Date       8
     Section 4.2                            Early Retirement Date       8
     Section 4.3                         Deferred Retirement Date       8
     Section 4.4     Eligibility for Pre-Retirement Death Benefit       9
     Section 4.5        Eligibility for and Amount of Alternative
                                                     Death Benefit      9

     ARTICLE V

                        Benefit Amounts

     Section 5.1                        Normal Retirement Benefit       9
     Section 5.2                                  Accrued Benefit      10
     Section 5.3                      Deferred Retirement Benefit      11
     Section 5.4                Minimum Normal Retirement Benefit      11
     Section 5.5                         Early Retirement Benefit      11
     Section 5.6                         Certain Minimum Benefits      11
     Section 5.7                  Life Annuity Payment Assumption      11
     Section 5.8              Pre-Retirement Death Benefit Amount      11
     Section 5.9No Reduction for Increase in Social Security Benefits  12
     Section 5.10               Suspension of Retirement Benefits      12
     Section 5.11                                     Forfeitures      13
     Section 5.12                      Maximum Retirement Benefit      13
     Section 5.13  Plan Provisions for Benefit Payments Exclusive      13

     ARTICLE VI

                   Form of Payment of Normal
             Early or Deferred Retirement Benefits

     Section 6.1                         Default Annuity Election      13
     Section 6.2                  Joint and Survivor Annuity Form      13
     Section 6.3                                Life Annuity Form      15
     Section 6.4        Life Annuity Form with 120 or 180 Monthly
                                              Payments Guaranteed      15
     Section 6.5                    Excess Employee Contributions      16
     Section 6.6                Certain Minimal Lump Sum Payments      16
     Section 6.7     No Right to Pay Interest to Beneficiary Only      16
     Section 6.8                     No Death Beneficiary Consent      17
     Section 6.9                           Effect of Reemployment      17
     Section 6.10                     Timing of Benefits Payments      17
     Section 6.11                         Distribution Upon Death      18

     ARTICLE VII

                   Termination of Employment

     Section 7.1       Member Terminating After His 65th Birthday      19
     Section 7.2Member With Less Than Five Years of Credited Service   19
     Section 7.3Member With More Than Five Years of Credited Service   19
     Section 7.4. Members Meeting Early Retirement Date Reqirements    19
     Section 7.5                                 Forms of Benefit      19
     Section 7.6Certain Pre-February 1, 1971 Employee Contributions    19
     Section 7.7   No Non-forfeitable Rights in Certain Instances      20
     Section 7.8         Effect of Amendments to Vesting Schedule      20

     ARTICLE VIII

                            Funding

     Section 8.1                                   Funding Policy      20
     Section 8.2                                Exclusive Benefit      20
     Section 8.3                                 Mistakes of Fact      20
     Section 8.4                   No Interest Except as Provided      20
     Section 8.5                                            Costs      21
     Section 8.6                                  Indemnification      21

     ARTICLE IX

                         Administration

     Section 9.1                                          General      21
     Section 9.2                                       Discretion      21
     Section 9.3                              Claims for Benefits      21
     Section 9.4                                          Appeals      21
     Section 9.5                             Powers of Committees      22
     Section 9.6                           Rollover Distributions      22

     ARTICLE X

                   Discontinuance of Company
           Contributions, Plan Amendments and Mergers

     Section 10.1                                         General      22
     Section 10.2                                      Amendments      22
     Section 10.3                   Mergers, Consolidations, Etc.      23
     Section 10.4                                   Majority Vote      23

     ARTICLE XI

                  Plan Termination Procedures

     Section 11.1                                     Terminology      23
     Section 11.2    Effect of Termination or Partial Termination      23
     Section 11.3                          Suspension of Benefits      23
     Section 11.4                         Restriction of Benefits      23
     Section 11.5                          Benefits in Pay Status      24
     Section 11.6                 Allocation of Trust Fund Assets      24
     Section 11.7                       Assets Insufficient Under
                                 Section 11.6(a), (b), (c) or (e)      25
     Section 11.8       Assets Insufficient Under Section 11.6(d)      25
     Section 11.9            Reallocation to Avoid Discrimination      25
     Section 11.10                               Remaining Assets      25

     ARTICLE XII

             Restricted Benefits to Certain Members

     Section 12.1                            Post-January 1, 1993      26
     Section 12.2                             Pre-January 1, 1993      26

     ARTICLE XIII

                         Miscellaneous

     Section 13.1              Not a Contract of Employment, Etc.      26
     Section 13.2                        No Right to Assign, Etc.      26
     Section 13.3                    Incapacitated Retired Member      27
     Section 13.4                                       Addresses      27
     Section 13.5                          Actuarial Computations      27
     Section 13.6                                Alternative Acts      27

     ARTICLE XIV

               Special Rules for Top-Heavy Plans

     Section 14.1                                         General      27
     Section 14.2                            Key Employee Defined      27
     Section 14.3                    Permissive Aggregation Group      28
     Section 14.4                      Required Aggregation Group      28
     Section 14.5                                 Top-Heavy Group      29
     Section 14.6         Determination That Plan is "Top-Heavy."      29
     Section 14.7                                 Minimum Benefit      29
     Section 14.8                                 Minimum Vesting      30
     Section 14.9                      Change in Top-Heavy Status      30
     Section 14.10                 Distributions to Key Employees      30
     Section 14.11                     Impact on Maximum Benefits      30

     ARTICLE XV

                         Effective Date

     Section 15.1                                  Effective Date      31
_________________________________________________________________
______________________
                              SIXTH
                            AMENDMENT
                               TO

                THE MERCHANTS BANK PENSION PLAN

     This AMENDMENT is executed the 28TH day of NOVEMBER,1994, by THE MERCHANTS BANK, (the "Employer"), a corporation duly organized and existing under the laws of the State of Vermont and the sponsor of the Merchants Bank Pension Plan (the "Plan").

                           Background

     1. Section 10.02 of the Plan authorizes Employer to make amendments to the Plan to the extent it deems advisable.

     2. The Board of Directors of the Employer desires to amend the Plan to freeze benefit accruals effective as of January 1, 1995 and to clarify certain administrative procedures under the Plan.

                  N O W ,  T H E R E F O R E ,

     The Plan is hereby amended, effective as of the dates set forth herein as follows:


1. Article V is hereby amended by renumbering Section 5.13 to become Section 5.15 and by the additions of the following sections:

          Section 5.13. Cessation of Benefit Accruals. Notwith standing any other provision of the Plan, effective January 1, 1995, no additional benefits shall accrue for any Participant. The Accrued Benefit of any Member shall be determined on the basis of the Member's Credited Service as of December 31, 1994 and the Final Average Compensation of any Participant shall be determined as if the Participant had ceased working no later than December 31, 1994.

          Section 5.14. Unclaimed Benefits. If at, after, or during the time when a benefit hereunder is payable to any Member, Beneficiary or other distributee, the Plan Administrator or its designee shall mail by registered or certified mail to such Member, Beneficiary or other distributee a written demand for his current address, and if such Member, Beneficiary or other distributee shall fail to respond within seven (7) years from the initial mailing of such demand, then the Plan Administrator may determine that such Member, Beneficiary or other distributee has forfeited his right to such benefit and such forfeited amount shall be applied in accordance with Section 5.11. Such forfeited benefit may be reinstated if a claim for same is made by the Member, Beneficiary or other distributee at any time thereafter and if the Plan Administrator determines that such reinstatement can occur without prejudice to the Plan. In the event the Plan is terminated and benefits remain unclaimed, the Plan Administrator shall take such steps as it deems feasible in order to protect the Member's benefits.

     2. Effective January 1, 1995, Section 8.3 of the Plan is amended to read as follows:

          Section 8.3. Reversion of Employer Contributions. Notwithstanding any other provisions of this Plan, all contributions by the Employer to the Trust Fund are condi tioned on the deductibility of such contributions under
     Section 404 of the Code and the initial qualification of the Plan under Section 401 of the Code. If it is determined that the contribution for any Plan year has been made because of a good faith mistake of fact or a good faith mistake as to the deductibility of such contribution, the contribution may be returned to the Employer within one year of the mistaken payment. In such case, the amount that may be returned is limited to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to such contributions while in the Trust shall not be returnable, and losses attributable to such contributions shall reduce the amount available for reversion to the Employer.

     3. Section 10.2 of the Plan is hereby amended by the addition of the following after the first full sentence of that section:

     Any amendment to the Plan shall be adopted by formal action of the Employer's board of directors and executed by an officer authorized to act on behalf of the Employer.

     4. In all other respects, the Plan remains in full force and effect.

     IN WITNESS WHEREOF, the Employer has hereto caused this Amendment to be executed on the date first written above.

WITNESS:                           THE MERCHANTS BANK



___________________________________
By:___________________________________
                                        Title:

___________________________________















EXHIBIT 10.6.2         SEVENTH AMENDMENT

                               TO

                THE MERCHANTS BANK PENSION PLAN


     This AMENDMENT is executed the 24TH day of February, 1995, by
THE   MERCHANTS  BANK,  (the  "Employer"),  a  corporation   duly
organized and existing under the laws of the State of Vermont and the sponsor of The Merchants Bank Pension Plan (the "Plan").

                           Background

     1. Section 10.02 of the Plan authorizes the Employer to make amendments to the Plan to the extent it deems advisable.

     2. The Board of Directors of the Employer desires to amend the Plan to comply with a request from the Internal Revenue
Service so that the Plan may be issued a Determination Letter.

                  N O W ,  T H E R E F O R E ,

     The Plan is hereby amended, effective as of the dates set forth herein as follows:

     1. Section 1.1 is amended by the addition of the following definition:

          "Average Monthly Compensation" for purposes of  Article
     XIV shall equal a Participant's "Annual Compensation" for the applicable year under Article XIV divided by twelve
     (12).

     2.    Section 2.3(a) is amended by the addition of the words
"or Article XIV" immediately after the phrase "Article VII".

     3.    Section 2.3(b) is amended by deleting the phrase "five
(5)" at the end thereof and inserting the phrase "the greater  of
(i) five (5) or (ii) the aggregate number of years of service before such period."

     4. Section 6.2(f)(iii) is amended by the addition of the following after the first sentence thereof:

     The Member's and the Spouse's consent shall either (A) state the specific non-spouse beneficiary and/or the optional form of benefit elected or (B) state that the Spouse generally consents to the waiver of the Joint and Survivor Annuity described in (a) and (b) of this Section 6.2 and/or to the designation of a different beneficiary. In the event the consent described in (A) above is used, then the Member may not subsequently change either the beneficiaries or the form of distribution (except to a Joint and Survivor Annuity described in (a) or (b) of this Section 6.2) without the Spouse's subsequent consent. In the event of a Spouse's general consent pursuant to (B) of this Section 6.2(f)(iii), no subsequent Spouse's consent is required to any such changes in beneficiaries or form.

     5.   In all other respects, the Plan remains the same.

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized representative this 24th day of February, 1995.


(Corporate Seal)                        THE MERCHANTS BANK


Attest:Susan M. Verro             By: Joseph L.Boutin
 Duly   Authorized  Agent          Duly  Authorized Agent

EXHIBIT 10.6.3

                        EIGHTH AMENDMENT

                               TO

                THE MERCHANTS BANK PENSION PLAN


     This  AMENDMENT  is  executed by THE  MERCHANTS  BANK,  (the
"Employer"), a corporation duly organized and existing under the laws of the State of Vermont and the sponsor of The Merchants
Bank Pension Plan (the "Plan").

                           Background

     1. Section 10.02 of the Plan authorizes the Employer to make amendments to the Plan to the extent it deems advisable.

     2. The Board of Directors of the Employer desires to amend the Plan to make available an early retirement benefit for eligible employees who elect to participate during the period
September 8, 1995 through October 23, 1995.

                  N O W ,  T H E R E F O R E ,

     The Plan is hereby amended, effective as of September 8, 1995 as follows:

     1. Section 1.1 is amended by the addition of the following definition:

          "Early Retirement Program" means the 1995 Early Retirement Program sponsored by the Employer from September 8, 1995 through October 23, 1995. To participate in the Early Retirement Plan, an employee must, on September 8, 1995, (i) be an active employee of the Employer and not have previously resigned or been terminated, (ii) be a Member of the Plan and (iii) meet the Rule of 70. To meet the Rule of 70, a Member's age, determined as of December 31, 1995, plus years of Credited Service, after adding five (5) years to each, must total at least seventy (70). To participate in the Early Retirement Program an eligible Member must sign an election form provided to the Member by the Employer.

     2. Section 2.2 of the Plan is amended by the addition of the following at the end thereto:

          In addition to the foregoing, any Member who is eligible for and who elects to participate in the Early Retirement Program shall have five (5) years of Credited
     Service added to whatever numbers of years of Credited Service he already has under this Section 2.2.

     3. Section 4.2 of the Plan is amended by the addition of the following at the end thereto:

          Notwithstanding the foregoing, the Early Retirement Date for Members who are eligible for, and elect to participate in, the Early Retirement Program shall be the first day of any month after December 31, 1995, as specified by the Member, following both:

          (a) the completion of 10 years of Credited Service, and

          (b)  the Member's 50th birthday.

     4. Article IV is amended by the addition of the following new section:

     Section 4.6 Member's Age under the Early Retirement Program. The age of any employee who is eligible for, and elects to participate in, the Early Retirement Program, shall be deemed to be his actual age as of December 31, 1995 plus five (5) years, except for purposes of calculating the Member's benefit payment options.

     5.   In all other respects, the Plan remains the same.

     IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized representative this 14th day of September, 1995.


(Corporate Seal)
                                   THE MERCHANTS BANK


Attest: Susan M. Verro         By: Joseph L. Boutin
 Duly Authorized  Agent        Duly  Authorized Agent


                                        Exhibit 23.2
                                        March 21, 1997



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8/A Registration Statement of our report dated January 25, 1996 incorporated by reference in the Form 10-K of Merchants Bancshares, Inc. for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.



                                          /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 21, 1997